As filed with the Securities and Exchange Commission on December 28, 2021

Registration No. 333-261892

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Applied uv, inc.

(Exact name of registrant as specified in its charter)

Delaware	3648	84-4373308
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

 150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Max Munn

President

Applied UV, Inc.

150 N. Macquesten Parkway

Mount Vernon, NY 10550

(914) 665-6100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ross D. Carmel, Esq.
Jeffrey P. Wofford, Esq.	Joseph M. Lucosky, Esq.
Carmel, Milazzo & Feil LLP	Soyoung Lee, Esq.
55 West 39th Street, 18th Floor	Lucosky Brookman LLP
New York, New York 10018	101 Wood Avenue South, 5th Floor
Telephone: (212) 658-0458	Woodbridge, New Jersey 08830

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock, $0.0001 par value per share	$11,500,000	$1,066.05
Total	$11,500,000	$1,066.05

(1)   Includes additional shares (15% of the shares being sold in this offering) that may be purchased by the underwriters pursuant to their over-allotment option for a period of 45 days from the date of the prospectus.

(2)   Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated December 28, 2021

PRELIMINARY PROSPECTUS

Applied UV, Inc.

2,433,091 Shares of

Common Stock

Applied UV, Inc. is offering 2,433,091 shares of its common stock, par value $0.0001 per share at an assumed offering price of $4.11 per share, based upon the closing price of our common stock on December 27, 2021. Upon completion of this offering, a single shareholder will own approximately [*]% of our outstanding common stock (approximately [*]% if the underwriters exercise their over-allotment option in full). For additional information regarding this shareholder, see “Principal Stockholders”. We currently meet the definition of a “controlled company” under the corporate governance standards for Nasdaq listed companies and for so long as we remain a controlled company under this definition, we are eligible to utilize certain exemptions from the corporate governance requirements of The Nasdaq Stock Market LLC.

Our common stock is listed on The Nasdaq Capital Market under the symbol “AUVI”. The closing price of our common stock on December 22, 2021, as reported by The Nasdaq Capital Market, was $4.11.

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus, the underwriters named below, for whom EF Hutton, division of Benchmark Investments, LLC is acting as representative, have severally agreed to purchase, and we have agreed to sell to them, severally, 2,433,091 shares of common stock and the representative shall have an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 364,964shares of common stock (15.0% of the shares sold in this offering).

We intend to use the proceeds from this offering for corporate acquisitions and general corporate purposes, including working capital. See “Use of Proceeds”.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012, and we have elected to comply with certain reduced public company reporting requirements.

		Per Share		Total
Public offering price	$		$
Underwriting discounts and commissions (1)(2)	$		$
Proceeds, before expenses, to us	$		$

(1)	Represents an underwriting discount and commissions equal to 7.0% per share (or $[*] per share), which is the underwriting discount we have agreed to pay on all investors in this offering introduced by the underwriters.

(2)	Does not include accountable expenses up to $125,000 and non-accountable expenses of 2.0% of the gross proceeds of the offering payable to EF Hutton, as representative of the underwriters. See “Underwriting” beginning on page 44 of this prospectus for additional information regarding underwriting compensation.

The registration statement of which this prospectus is a part also covers the underwriters’ warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 44.

We have granted the representative an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 375,000 share of common stock on the same terms as the other shares being purchased by the underwriters from us.

The underwriters expect to deliver the shares against payment on [*], 2021.

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EF HUTTON
division of Benchmark Investments, LLC

The date of this prospectus is ____, 2021

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Table of Contents

ABOUT THIS PROSPECTUS	5
PROSPECTUS SUMMARY	6
SUMMARY OF THE OFFERING	12
RISK FACTORS	13
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	37
USE OF PROCEEDS	37
CAPITALIZATION	38
DILUTION	38
PRINCIPAL STOCKHOLDERS	39
DESCRIPTION OF SECURITIES	40
UNDERWRITING	44
EXPERTS	47
LEGAL MATTERS	47
WHERE YOU CAN FIND MORE INFORMATION	47
INDEX TO FINANCIAL STATEMENTS	F-1
INCORPORATION OF DOCUMENTS BY REFERENCE	48

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment. Neither we, nor the underwriter, have authorized any other person to provide you with information that is different from, or adds to, that contained in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the underwriter take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information contained in this prospectus or any free writing prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Common Stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of any securities in any jurisdiction in which such offer is unlawful.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our Common Stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this public offering and the distribution of this prospectus applicable to that jurisdiction.

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ABOUT THIS PROSPECTUS

Throughout this prospectus, unless otherwise designated or the context suggests otherwise,

•	all references to the “Company”, the “registrant”, “AUVI”, “we”, “our”, or “us” in this prospectus mean Applied UV, Inc.;

•	all common share and per common share information in this prospectus gives effect to a 1 for 5 reverse stock split of our Common Stock, which became effective as of June 17, 2020, and all information regarding our Series X Preferred Stock, $0.0001 par value per share (“Super Voting Preferred Stock”) and per preferred share information in this prospectus gives effect to a 1 for 5 reverse stock split of our Super Voting Preferred Stock, which became effective as of June 23, 2020,

•	“year” or “fiscal year” mean the year ending December 31st; and

•	all dollar or $ references when used in this prospectus refer to United States dollars;

The industry and market data and other statistical information, if any, contained in this prospectus are based on our own estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by us to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of our business and our securities. The reader should read the entire prospectus carefully, especially the risks of investing in our Common Stock discussed under “Risk Factors” Some of the statements contained in this prospectus, including statements under “Summary” and “Risk Factors” as well as those noted in the documents incorporated herein by reference, are forward-looking statements and may involve a number of risks and uncertainties. Our actual results and future events may differ significantly based upon a number of factors. The reader should not put undue reliance on the forward-looking statements in this document, which speak only as of the date on the cover of this prospectus.

About our Company

Applied UV is focused on the development, acquisition and commercialization of technology that address air purification and infection control in the healthcare, hospitality, commercial, municipal and residential markets. The Company offers science-based solutions and products in air purification under the Airocide brand and label and disinfection of hard surfaces under the Lumicide brand and label. MunnWorks, our subsidiary focused on the hospitality market, manufactures and supplies fine decorative framed mirrors, framed art, and vanities. MunnWorks provides us cross-selling opportunities for our Airocide and Lumicide products. Applied UV is a holding company. Our current operating companies are SteriLumen and MunnWorks.

Air Purification Solutions: Airocide Air Purification

On February 8, 2021 we acquired substantially all of the assets of Akida Holdings LLC (“Akida”), which owned the Airocide™ system of air purification technologies for $7.88 million, consisting of $760,293 in cash [net] and 1.375 million shares of our Common Stock (the “Acquisition”) with a fair market value of $7,122,500. Akida’s revenue for the full calendar year of 2020 was approximately $4.7 million with EBITDA of approximately $921,000. Prior to the Acquisition, Akida granted KES Science & Technology, Inc. (“KES”) a non-exclusive irrevocable royalty free license (the “KES License”) to manufacture and sell products based on Airocide technology in the United States and Canada for use in the commercial food preservation and preparation market, the cannabis/hemp market or with certain limitations, sold to Sub-Zero Refrigerators. KES also manufactures, distributes and provides technical support for our Airocide products pursuant to certain service agreements (the “KES Service Agreements”). At the closing of the KES Acquisition, the KES Service Agreements were assigned to us and we assumed all of the obligations under the KES Service Agreements.

On September 28, 2021, we acquired substantially all of the assets of KES, including the assignment of contracts related to the supply chain management and sale of the Airocide™ system of air purification technologies, for 4.3 million in cash and 300,000 shares of our common stock (the “KES Acquisition”). KES’s revenue for the twelve months ended October 31, 2020 was approximately $4.5 million with EBITDA of approximately $90,000. The KES Service Agreements were canceled at the closing of the KES Acquisition. The KES Acquisition along with the Acquisition provides us with all of the rights, title and interest to the Airocide™ system of air purification technologies, including all of the rights KES had under the KES Service Agreements.

The Airocide™ system of air purification technologies, originally developed by the National Aeronatuics and Space Administration (“NASA”) with assistance from the University of Wisconsin at Madison, uses a combination of UVC and a proprietary, titanium dioxide based photocatalyst to eliminate airborne bacteria, mold, fungi, viruses, volatile organic compounds and many odors. We believe Airocide™ can provide solutions to accelerate the reopening of the global economy with applications in the hospitality, hotel, healthcare, nursing homes, grocer, wine, commercial buildings and retail sectors. The Airocide™ system has been used by brands such as DelMonte, Kroger, Opus One , and in March 2021 the Boston Red Sox agreed with SteriLumen to install an Airocide system at Fenway Park and JetBlue Park

The core technology is in use on the International Space Station and is based on photo-catalytic oxidation (PCO see figure 1 below), a bioconversion process that continuously converts damaging molds, microorganisms, dangerous pathogens, destructive volatile organic chemicals (VOCs) and biological gasses into harmless water vapor.

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Figure 1

Unlike other air purification systems that provide “active” air cleaning, ozone producing systems, ionization or “photo-electrochemical oxidation” Airocide’s nanocoating technology permanently bonds titanium dioxide to the surface of the catalytic bed. This permits the perpetual generation of surface-bound (OH-) radicals over the large surface area created by their advanced geometric design and prevents the generation and release of ozone and other harmful byproducts. The proprietary formulation and methods for creating the catalyst are the basis of Airocide’s competitive advantage, making it the only consistently robust, highly effective, ozone free PCO technology on the market.

Airocide has been tested over the past 12 years by governmental agencies such as NASA, the National Renewable Energy Laboratory independent universities including the University of Wisconsin, Texas Tech University and Texas A&M and air quality science laboratories. Airocide technology has been cleared by the FDA as a class II medical device, making it suitable for providing medical grade air purification in critical hospital use cases. Airocide® product lines include: APS (consumer units) and the GCS and HD lines (commercial units) and will enable the commercial units with Sterilumen’s Clarity D3™ app to bring connectivity, reporting and asset management to our air purification products.

The APS series provides true choice, low maintenance filter less PCO or a filtered air purification option ideal for restaurants, conference rooms, residential and small business or home office spaces. The GCS series is suitable for larger public spaces and enclosed rooms that may have high occupancy such as offices, waiting rooms and hotel lobbies, airport gate areas. The HD series is the most powerful, providing two-stage purification for fast sanitization of larger or industrial spaces such as sporting venues and locker rooms, airports, museums, winery cellars, warehouses and food-processing facilities. All Airocide products also extend the life of any perishables, like fruit, produce or flowers.

Sample Airocide consumer unit	Sample Airocide commercial units

Scientific Air

On October 13, 2021, we acquired substantially all of the assets of Old SAM Partners, LLC F/K/A Scientific Air Management, LLC, which owned a line of air purification technologies (“Scientific Air’) for a purchase price of $9.5 million in cash and 200,000 fully vested shares of our Common Stock (the “Vested Shares”) and 200,000 shares of our Common Stock that are subject to vesting (the “Earnout Shares”) (the “Scientific Air Acquisition”). The number of shares of Common Stock included in the purchase price was based on a per share value of $10.00. With respect to the Vested Shares, if the average price of our common stock during the 20 trading days prior to April 14, 2022 is below $10.00, then we will pay the per share difference to Scientific Air in cash for each Vested Share it and its affiliates own on April 14, 2022. The Earnout Shares vest on March 31, 2023 to the extent certain EBITDA targets for 2021 and 2022 are met. If the average price of our common stock during the 20 trading days prior to March 31, 2023 is below $10.00, then we will pay the per share difference to Scientific Air in cash for each Earnout Share it and its affiliates own on March 31, 2023. Scientific Air’s revenue for the full calendar year of 2020 was approximately $9.1 million with EBITDA of approximately $4.5 million.

The Scientific Air product line uses a combination of UVC and a proprietary, patented system to eliminate airborne bacteria, mold, fungi, viruses, volatile organic compounds and many odors without producing any by products. Scientific Air’s products are well suited for larger spaces within a facility due to the higher air flow of these units. The units are also mobile with industrial grade casters, allowing for movement throughout a facility to address increased bio burden from larger meetings or increased human traffic. Both of these key items extend our Airocide line, creating a comprehensive air disinfection portfolio that spans from small to large spaces and mobile applications.

Scientific Air’s products are currently sold predominantly in North America and into the healthcare market. We see a number of bidirectional synergies. First, we look to leverage Airocide’s global distribution to start distributing Scientific Air’s products internationally. Second, we look to leverage Scientific Air’s strength in healthcare to pull through existing Airocide units, creating a broad healthcare product line, from small clinics, patient rooms and doctor’s offices to larger spaces such as nursing stations, waiting rooms and cafeterias. Scientific Air currently leverages one of the largest healthcare distributors in North America, which is a relationship we intend to further develop to increase our customer base and revenue. Finally, we look to extend our Data Driven Disinfection platform by integrating all our units via our Clarity D3 web and mobile phone application, creating smart asset management, reporting, and control across enterprises.

Model: S-400

Market Opportunity

Our goal is to build a company that successfully designs, develops and markets our platform for Data Driven Disinfection which will enable US and global economies to re-open and provide safe environments during and following the pandemic. Our platform will also be positioned to help decrease the national rate of HAIs. We will seek to achieve this goal by having our products actively involved in the following activities:

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•   Focus on large facilities in hospitality and sporting venues: this market segment has strong incentives to invest in additional disinfection to ensure guests and patrons return and increase sales to pre-pandemic levels hotels, wishing to make disinfection, safety, and cleanliness part of their branded experience can benefit from our solutions and products. In addition to existing and developing Airocide and Lumicide specific sales efforts, we intend to leverage the Company’s hospitality business for cross-selling opportunities of our air purification and surface disinfectant solutions and products. Our initial research indicates that the key stakeholders in this market value the asset management and reporting capabilities of our platform and provide key points of differentiation.

•   Secondary focus on healthcare facilities outside of the hospital market: (i) Target infection prevention professionals in healthcare facilities including assisted living and long-term care, clinics and ambulatory surgical centers.; (ii) Identify and target facilities that have been fined for high infection rates.

•   Leverage relationships with Environmental Health and Safety organizations who are responsible for employee safety.

•   Continue scientific validation: through lab testing and data from real world deployments; publish case studies in peer reviewed journals.

•   Leverage an outsourced supply chain: Leverage an outsourced supply chain for production and warehousing.

Beyond healthcare facilities, we are prioritizing our opportunities in additional market segments:

Airplane and Cruise Line Bathrooms. Because of the close quarters inside most airplane cabins, pathogens can easily be spread amongst passengers, especially on long flights where airplane bathrooms have more use and may not be cleaned before flight’s end. Our Data Driven Disinfection platform could provide an important means for disinfecting airplane bathrooms, keeping track of cleanliness during flights, and decreasing the spread of germs in the airplane cabin.

Schools. Schools and education authorities pay very close attention to disinfection to prevent the spread of influenza as well as other contagious threats. The CDC maintains guidelines for disinfection of schools and many other organizations also advise schools on proper disinfection protocol. Our disinfection systems could find a receptive audience among school facilities managers looking for new solutions that can assist in safely returning students to classrooms during the pandemic and post Covid-19.

Restaurants. Given the need to prevent foodborne illness, restaurants are constantly urging staff to wash their hands and are required by public health authorities to keep their premises as clean and germ-free as possible. There is an opportunity to become part of upscale restaurants’ strategy to demonstrate dedication and commitment to customers and health department to reduce the spread of infections within their establishment.

Homes. Our Airocide brands have a strong foothold in the consumer marketplace and we will expand digital marketing activities to gain greater market share.

Surface Disinfection Solutions: Lumicide

The Company’s Lumicide brand of products are unique, patented, and automated disinfecting systems that rely on LEDs in the “C” range of the ultraviolet spectrum (UVC). Lumicide offers configurable options for placement of the UVC LEDs in a wide variety of fixtures including but not limited to vanities, restrooms, above desks or along countertops. Lumicide disinfects hard surfaces within 12 to 24 inches of the unit, generating adequate energy required to kill pathogens in a typical disinfection cycle at extremely low power measured in milliwatts. Lumicide has been tested by ResInnova Laboratories, an International Antimicrobial Council certified BSL-2 testing facility (“ResInnova”).

Our product platform includes the following attributes:

• Focus on high-contamination surfaces Focuses on pathogens that accumulate on the sink area, including handles, faucets, backsplash and in the drain.

• Germicidal UVC LEDs. The UVC LEDs in our devices have demonstrated destruction of the most clinically relevant pathogens causing HAIs as well as destruction of SARS-CoV2, the virus causing COVID-19.

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• Automatic operation. A built-in programmable controller within the unit ensures operation for the appropriate UVC dosage required to conduct four logs pathogen destruction and is not dependent on manual operation. Its functionality is expandable and may become a source for recurring income through additional data reporting, leasing and maintenance of add-on elements.

• Continuous operation. Works in pre-programmed cycles that can be managed by an on-board programmable controller. The motion detectors enclosed within each device allow continuous disinfection of high contamination areas as long as room occupants are outside a safe distance of the device. Research has shown that microbes can rebound to pre-disinfection levels within two hours following manual cleaning and disinfection. Lumicide products operating continuously mitigate pathogen regeneration.

• Safety. Built-in redundant motion sensors automatically shut off when movement is detected within range of the UVC light, or failure of motion sensors on the unit, eliminating safety concerns about UVC exposure. Once there is no movement in the room for programmed time period, Lumide comes back on to restart and continue its cycle.

We currently have five product lines incorporating Lumicide including:

(i) disinfecting drain device (in market);

(ii) disinfecting shelf, is a ribbon that can be installed above a sink, beneath an existing bathroom mirror, or above other high-contamination risk surfaces (in market);

(iii) disinfecting back-lit mirror (in development);

(iv) mirrored medicine cabinet for residential use (in development)

Standalone Lumicide ribbon units disinfect a 24-inch square area on any hard surface like sinks and backsplash	Existing fixtures can integrate Lumicide to address a major source for pathogen in sinks

The Company has pursued validation of its platform in both laboratory and real clinical settings. Devices were independently tested since 2017, before the pandemic, and again in 2020 at ResInnova Laboratories, an International Antimicrobial Council certified BSL-2 testing facility. The disinfecting mirror and disinfecting drain devices were found to be effective in killing (3-4 log reductions) the most infectious and clinically important pathogens including C. difficile, methicillin resistant staphylococcus aureus (MRSA), E. Coli, and OC43 human coronavirus, a strain structurally and genetically similar to SARS-CoV-2 and accepted as a surrogate for that virus. The Company is also sponsoring a study at Mount Sinai and its Icahn School of Medicine on the effectiveness of Lumicide in patient bathrooms in a New York hospital in the Mount Sinai system. Mount Sinai has agreed to provide the results of their study in a report to be issued in the fourth quarter of 2021 as well as publishing their results in an academic, peer reviewed journal.

Axis Lighting Licensing & Joint Development Agreement

In October of 2020, we entered into an Exclusive Licensing & Joint Development Agreement with Axis Lighting to commercialize UVC devices specifically for the hospital market. Axis Lighting is one of the largest independent architectural lighting companies in North America and operates a manufacturing facility with on-site design, engineering, and marketing staff to deliver high-performance LED luminaires for general, ambient and task lighting in offices, as well as in commercial and institutional spaces. BalancedCare™ by Axis provides healthcare lighting for wellness, offering patent-pending performance lighting for both visual comfort and functionality. The licensed product from Axis once launched will be offered through the Balancedcare™ platform and brand. BalancedCare™ addresses a number of requirements of today's complex healthcare environment, including infection control, and is supported and distributed through 98 Axis agents across North America.

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Under the agreement, we will work with Axis Lighting's BalancedCare™ team to leverage our intellectual property and proprietary know-how to commercialize a range of new LED-based technologies designed for use in the hospital sector. Axis will pay royalties on sales of the commercial products developed through the collaboration. Our first jointly developed disinfection lighting fixture has completed the design phase and will launch later this year.

The Company has received confirmation from the U.S. Food & Drug Administration that our Lumicide products are not “devices” under Section 201(h) of the FDA Act and therefore the Company is not required to comply with the requirements of the FDA Act with respect to Lumicide. However, our Limicide products are in compliance with the FDA’s March 2020 “Enforcement Policy for Sterilizers, Disinfectant Devices, and Air Purifiers” enacted during the COVID-19 Public Health Emergency. In addition, the Lumicide disinfecting shelf and drain systems have received certification from Underwriters Laboratories (UL), the global leader in product safety testing and certification.

Integrating Our Solutions Through Data Driven Disinfection Platform

The Clarity D3™ application enables Data Driven Disinfection™ with IOT connectivity using Wi-Fi, Bluetooth, and other RF technology for continuous transmission of use and functionality data for collection and analysis. Clarity D3 provides remote asset management and full visibility into the operation of our devices as well as efficacy reporting on the cycles that have run and subsequent cleanliness status. The app also enables Smart Maintenance, with LED cartridge lifecycle alerts, fault detection/reports and other automatic system updates.

Hospitality Segment

Through our subsidiary, MunnWorks, we manufacture and supply custom designed decorative framed mirrors, framed art, and bathroom vanities primarily to the hospitality market. We supply the major hotel brands in North America including hotel chains or “flags” like: Hilton Hotels & Resorts, the various Hyatt branded hotels, the various Marriott branded hotels, Four Seasons Hotels and Resorts and the subsidiary hotel brands for each of these major brands. We have a national sales force and an established distribution network for hotels and restaurants in every major market in the United States and have begun to develop a distribution network for the assisted living market. These distribution networks will also be a significant asset for cross selling and recommending our Airocide and Lumicide products and solutions, as those networks will be utilized for marketing and sales.

Unless otherwise specifically stated, information throughout this prospectus does not assume the exercise of outstanding options or warrants to purchase shares of our Common Stock.

Recent Developments

On July 16, 2021, we completed an underwritten public offering of our Series A Preferred Stock (“Series A Preferred Stock”) at an offering price of $25.00 per share. We initially sold 480,000 shares of Series A Preferred Stock and, on July July 29, 2021, we sold an additional 72,000 shares of Series A Preferred Stock as a result of the exercise of the underwriters’ over-allotment option in full. The sale of Series A Preferred Stock generated aggregate gross proceeds to us of approximately $13.8 million.

Employees

As of December 28, 2021, we had 60 employees.

Corporate Information

Our principal executive offices are located at 150 N. Macquesten Parkway, Mount Vernon, NY 10550. Our website address is www.applieduvinc.com. The information included on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act; (ii) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under applicable SEC rules. We expect that we will remain an emerging growth company for the foreseeable future, but cannot retain our emerging growth company status indefinitely and will no longer qualify as an emerging growth company on or before the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from specified disclosure requirements that are applicable to other public companies that are not emerging growth companies.

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These exemptions include:

• being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

• not being required to comply with the requirement of auditor attestation of our internal controls over financial reporting;

• not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

• reduced disclosure obligations regarding executive compensation; and

• not being required to hold a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of certain reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you hold stock.

An emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected to avail ourselves of this extended transition period and, as a result, we will not be required to adopt new or revised accounting standards on the dates on which adoption of such standards is required for other public reporting companies.

We are also a “smaller reporting company” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies.

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SUMMARY OF THE OFFERING

The following summary contains basic terms about this offering and the Common Stock and is not intended to be complete. It may not contain all of the information that is important to you. You should read the more detailed information contained in this prospectus, including but not limited to, the risk factors beginning on page [*] and the other risks described in our annual and quarterly reports incorporated by reference herein. For a more complete description of the terms of the Common Stock, see the section of this prospectus entitled “Description of the Securities”.

Issuer:	Applied UV, Inc., a Delaware corporation.

Securities Offered:	2,443,091 shares of common stock.

Common Stock outstanding prior to this offering:	10,109,007 shares of common stock.

Common Stock outstanding after this offering:	12,542,098, assuming all of the shares offered hereby are sold and assuming no exercise of the over-allotment option.

Over-allotment option:	The underwriter has a 45-day option to purchase up to additional 364,964 shares of common Stock (15.0% of the shares sold in this offering).

Assumed Offering Price:	$4.11 per share.

Use of Proceeds:	We currently intend to use the net proceeds to us from this offering to hire additional employees, including executive officers and sales professionals and for general corporate purposes, including working capital and sales and marketing activities. See the section of this prospectus titled “Use of Proceeds” beginning on page 37.

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RISK FACTORS

Our business is subject to many risks and uncertainties, which may affect our future financial performance. If any of the events or circumstances described below occur, our business and financial performance could be adversely affected, our actual results could differ materially from our expectations, and the price of our Common Stock could decline. The risks and uncertainties discussed below are not the only ones we face. There may be additional risks and uncertainties not currently known to us or that we currently do not believe are material that may adversely affect our business and financial performance. You should carefully consider the risks described below, together with all other information included in this prospectus including our financial statements and related notes, before making an investment decision. The statements contained in this prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our Common Stock could decline, and investors in our securities may lose all or part of their investment.

Risks Related to Our Business and Operations

The Company operates through SteriLumen and MunnWorks and its only material assets are its equity interests in those subsidiaries. As a result, our only current source of revenue is distributions from our subsidiaries and SteriLumen has incurred losses since its inception and we anticipate it will continue to incur significant losses for the foreseeable future and revenue from MunnWorks may not be sufficient to offset those loses.

The Company is a holding company for SteriLumen and MunnWorks and has no material assets other than its equity interests in those subsidiaries. Therefore, the only current revenue source is future distributions from its subsidiaries. SteriLumen is an early-stage designer and marketer of disinfection systems with limited operating history spanning from December 2016. We expect negative cash flows from SteriLumen’s operations for the foreseeable future which may not be off-set by cash flows from MunnWorks. Our utilization of cash has been and will continue to be highly dependent on SteriLumen’s product development programs and cash flow from MunnWorks’ operations. Our cash expenses will be highly dependent on the product development programs SteriLumen chooses to pursue, the progress of these product development programs, the results of SteriLumen’s validation/marketing studies, the terms and conditions of SteriLumen’s contracts with service providers and manufacturing contractors, and the terms of recruitment of facilities in our validation/marketing studies. In addition, the continuation of SteriLumen’s validation/marketing studies, and quite possibly its entire business, will depend on results of upcoming clinical data analyses and our financial resources at the time. Failure to raise capital as and when needed, on favorable terms or at all, would have a negative impact on our financial condition and SteriLumen’s ability to develop its product candidates.

SteriLumen has devoted substantially all of its financial resources to develop its product candidates. SteriLumen has financed its operations primarily through the contributions of its founders. The amount of SteriLumen’s future net losses will depend, in part, on the development of adequate distribution channels for the Disinfecting System, the demand for the Disinfecting System, the rate of its future expenditures and our ability to obtain funding through the issuance of our securities, strategic collaborations or grants. Disinfection product development is a highly speculative undertaking and involves a substantial degree of risk. SteriLumen successfully completed the prototype phase of testing and development for the Disinfecting System, but has not yet commenced pivotal testing in health care facility settings. Even if SteriLumen obtains positive results from such testing, its future revenue will depend upon its ability to achieve sufficient market acceptance, pricing, the performance of its independent sales representatives and its manufacturing and distribution suppliers.

We expect SteriLumen to continue to incur significant losses until it is able to commercialize the Disinfecting System, which it may not be successful in achieving. We anticipate that SteriLumen’s expenses will increase substantially if and as SteriLumen:

•	continues the research and development of the Disinfecting System and other disinfecting products;

•	expands the scope of its testing for the Disinfecting System and other disinfecting products;

•	establishes a sales, marketing, and distribution infrastructure to commercialize its product candidates;

•	seeks to maintain, protect, and expand its intellectual property portfolio;

•	seeks to attract and retain skilled personnel; and

•	Creates additional infrastructure to support its product candidate development and planned future commercialization efforts.

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Furthermore, any additional fundraising efforts may divert our management from our subsidiaries’ day-to-day activities, which may adversely affect our ability to develop and commercialize their product candidates. In addition, we cannot guarantee that future financing will be available in sufficient amounts or on terms acceptable to us, if at all. Moreover, the terms of any financing may adversely affect the holdings or the rights of holders of our securities and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely affect our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results, and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the commercialization of any product candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

The pandemic caused by the spread of the Coronavirus could have an adverse impact on our financial condition and results of operations and other aspects of our business.

In December 2019, a novel strain of Coronavirus was reported to have surfaced in Wuhan, China. The virus has since spread to over 150 countries and every state in the United States. On January 30, 2020, the World Health Organization declared the outbreak of Coronavirus a “Public Health Emergency of International Concern”. On March 11, 2020, the World Health Organization declared the outbreak a pandemic, and on March 13, 2020, the United States declared a national emergency.

The spread of the virus in many countries continues to adversely impact global economic activity and has contributed to significant volatility and negative pressure in financial markets and supply chains. The pandemic has had, and could have a significantly greater, material adverse effect on the U.S. economy where we conduct a majority of our business. The pandemic has resulted, and may continue to result for an extended period, in significant disruption of global financial markets, which may reduce our ability to access capital in the future, which could negatively affect our liquidity.

Most states and cities have reacted by instituting quarantines, restrictions on travel, “stay at home” and “social distancing” rules and restrictions on the types of businesses that may continue to operate, as well as guidance in response to the pandemic and the need to contain it.

We have taken steps to take care of our employees, including providing the ability for employees to work remotely and implementing strategies to support appropriate social distancing techniques for those employees who are not able to work remotely. We have also taken precautions with regard to employee, facility, and office hygiene as well as implementing significant travel restrictions. We are also assessing our business continuity plans for all business units in the context of the pandemic. This is a rapidly evolving situation, and we will continue to monitor and mitigate developments affecting our workforce, our suppliers, our customers, and the public at large to the extent we are able to do so. We have and will continue to carefully review all rules, regulations, and orders and responding accordingly.

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We are dependent upon suppliers to provide us with all of the raw materials for products that we manufacture and sell and we currently manufacture the majority of our products in China. The pandemic has impacted and may continue to impact suppliers of materials and the manufacturing locations for our products. As a result, we have faced and may continue to face delays or difficulty manufacturing certain products, which could negatively affect our business and financial results. Even if we are able to find alternate sources for materials and manufacturing, they may cost more, which could adversely impact our profitability and financial condition.

If the current pace of the pandemic cannot be slowed and the spread of the virus is not contained, our business operations could be further delayed or interrupted. We expect that government and health authorities may announce new or extend existing restrictions, which could require us to make further adjustments to our operations in order to comply with any such restrictions. We may also experience limitations in employee resources. In addition, our operations could be disrupted if any of our employees were suspected of having the virus, which could require quarantine of some or all such employees or closure of our facilities for disinfection. The duration of any business disruption cannot be reasonably estimated at this time but may materially affect our ability to operate our business and result in additional costs.

Although it is difficult to predict the effect and ultimate impact of the Coronavirus outbreak on our business, it is likely that the impact of Coronavirus will adversely affect our results of operations, financial condition and cash flows in fiscal year 2021.

We are vulnerable to continued global economic uncertainty and volatility in financial markets.

Our business is highly sensitive to changes in general economic conditions as a seller of goods and services. Financial markets inside the United States and internationally have experienced extreme disruption in recent times, including, among other things, extreme volatility in security prices, severely diminished liquidity and credit availability, and declining valuations of investments. We believe these disruptions are likely to have an ongoing adverse effect on the world economy. A continuing economic downturn and financial market disruptions could have a material adverse effect on our business, financial condition, and results of operations, including by:

•	reducing demand for our products and services, increasing order cancellations and resulting in longer sales cycles and slower adoption of new technologies;

•	increasing the difficulty of collecting accounts receivable and the risk of excess and obsolete inventories;

•	increasing price competition in our served markets; and

•	resulting in supply interruptions, which could disrupt our ability to produce our products.

We could need to raise additional capital in the future, and if we are unable to secure adequate funds on terms acceptable to us, we could be unable to execute our business plan.

To remain competitive, we must continue to make significant investments in the development of our products, the expansion of our sales and marketing activities, and the expansion of our operating and management infrastructure as we increase sales domestically and internationally. If cash generated from our operations is insufficient to fund such growth, we could be required to raise additional funds through the issuance of equity or debt securities in the public or private markets, or through a collaborative arrangement or sale of assets. Additional financing opportunities may not be available to us, or if available, may not be on favorable terms. The availability of financing opportunities will depend, in part, on market conditions, and the outlook for our business. Any future issuance of equity securities or securities convertible into equity securities could result in substantial dilution to our stockholders, and the securities issued in such a financing could have rights, preferences or privileges senior to those of our Common Stock. In addition, if we raise additional funds through debt financing, we could be subject to debt covenants that place limitations on our operations. We could not be able to raise additional capital on reasonable terms, or at all, or we could use capital more rapidly than anticipated. If we cannot raise the required capital when needed, we may not be able to satisfy the demands of existing and prospective customers, we could lose revenue and market share and we may have to curtail our capital expenditures.

The following factors, among others, could affect our ability to obtain additional financing on favorable terms, or at all:

•	our results of operations;

•	general economic conditions and conditions in the sanitation and disinfection industries and performance of sanitation devices as opposed to sanitation and disinfection substances;

•	the perception of our business in the capital markets;

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•	making capital improvements to improve our infrastructure;

•	hiring qualified management and key employees;

•	responding to competitive pressures;

•	complying with regulatory requirements, if any;

•	our ratio of debt to equity;

•	our financial condition;

•	our business prospects; and

•	interest rates.

If we are unable to obtain sufficient capital in the future, we could have to curtail our capital expenditures. Any curtailment of our capital expenditures could result in a reduction in net revenue, reduced quality of our products, increased manufacturing costs for our products, harm to our reputation, or reduced manufacturing efficiencies and could have a material adverse effect on our business, financial condition, and results of operations.

Raising additional capital may cause dilution to our existing stockholders and restrict our operations or require us to relinquish certain intellectual property rights.

We may seek additional capital through a combination of public and private equity offerings, debt financings, strategic partnerships and alliances, licensing arrangements, and grants. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our existing stockholders may be diluted, and the terms may include liquidation or other preferences that adversely affect the rights of our stockholders. Debt and receivables financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our or our subsidiaries’ products or grant licenses on terms that are not favorable to us. A failure to obtain adequate funds may cause us to curtail certain operational activities, including research and development, validation/marketing studies, sales and marketing, and manufacturing operations, in order to reduce costs and sustain the business, and would have a material adverse effect on our business and financial condition.

Our success depends, in part, on our relationships with, and the efforts of, third-party manufacturers, distributors, and other third parties that perform various tasks for us. If these third parties do not successfully carry out their contractual duties or meet expected, we may not be able to commercialize our product candidates and our business could be substantially harmed.

While we internally manufacture all of MunnWorks’ products that are manufactured domestically, currently approximately 75% of MunnWorks’ products and all of SteriLumen’s products are manufactured overseas in China by third party manufacturers. We do not currently have the infrastructure or capability internally to manufacture all of the components of our products and systems, and we lack the resources and the capability to manufacture and distribute the Disinfecting System on a commercial scale. We plan to rely on third parties for such operations. There are a limited number of manufacturers who have the ability to produce our products, and there may be a need to identify alternate manufacturers to prevent a possible disruption of our manufacturing and distribution process. Switching manufacturers or distributors, if necessary, may involve substantial costs and is likely to result in a delay in our desired commercial timelines, which could harm our business and results of operations.

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Our suppliers may not supply us with a sufficient amount or adequate quality of materials, which could have a material adverse effect on our business, financial condition, and results of operations.

Our business depends on our ability to obtain timely deliveries of materials, components, and subassemblies of acceptable quality and in acceptable quantities from third-party suppliers. We generally purchase components and subassemblies from a limited group of suppliers through purchase orders, rather than written supply contracts. Consequently, many of our suppliers have no obligation to continue to supply us on a long-term basis. In addition, our suppliers manufacture products for a range of customers, and fluctuations in demand for the products those suppliers manufacture for others could affect their ability to deliver components for us in a timely manner. Moreover, our suppliers could encounter financial hardships, be acquired, or experience other business events unrelated to our demand for components, which could inhibit or prevent their ability to fulfill our orders and satisfy our requirements.

If any of our suppliers cease to provide us with sufficient quantities of our components in a timely manner or on terms acceptable to us, or ceases to manufacture components of acceptable quality, we could incur manufacturing delays and sales disruptions while we locate and engage alternative qualified suppliers, and we might be unable to engage acceptable alternative suppliers on favorable terms. In addition, we could need to reengineer our components, which could significantly delay production. Any interruption or delay in the supply of components or materials, or our inability to obtain components or materials from alternate sources at acceptable prices in a timely manner, could impair our ability to meet the demand of our customers and cause them to cancel orders or switch to competitive procedures. We are continually in the process of identifying and qualifying alternate source suppliers for our key components. There can be no assurance, however, that we will successfully identify and qualify an alternate source supplier for any of our key components or that we could enter into an agreement with any such alternate source supplier on terms acceptable to us, or at all.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to develop and manufacture our products, we must, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

Our near-term success is dependent in large part upon our ability to commence sales of the Disinfecting System and continued sales and positive cash flow from MunnWorks’ products.

Our success will depend, in part, upon our ability to create a commercial market for the Disinfecting System. Attracting new customers and distribution networks requires substantial time and expense. Any failure to commercialize our products would adversely affect its operating results and adversely affect our business, results of operations and financial condition. Many factors could affect the market acceptance and commercial success of our products, including:

•	Our ability to convince potential customers of the advantages and economic value of products over competing products and methodologies;

•	the breadth of our product menu;

•	changes to policies, procedures or currently accepted best practices in the health care industry;

•	the extent and success of our marketing and sales efforts; and

•	our ability to manufacture in quantity our products and meet demand in a timely fashion.

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We may engage in future acquisitions or strategic transactions which may require us to seek additional financing or financial commitments, increase our expenses and/or present significant distractions to our management.

We may make acquisitions in the future. In the event we engage in an acquisition or strategic transaction, we may need to acquire additional financing (particularly, if the acquired entity is not cash flow positive or does not have significant cash on hand). Obtaining financing through the issuance or sale of additional equity and/or debt securities, if possible, may not be at favorable terms and may result in additional dilution to our current stockholders. Additionally, SteriLumen has recently acquired the Airocide product line and such transaction or any future acquisition by us or one of our subsidiaries may require us to incur non-recurring or other charges, may increase our near and long-term expenditures and may pose significant integration challenges or disrupt our management or business, which could adversely affect our operations and financial results. For example, an acquisition or strategic transaction such as the acquisition of the Airocide product line may entail numerous operational and financial risks, including the risks outlined above and additionally:

•	exposure to unknown liabilities;

•	disruption of our business and diversion of our management’s time and attention in order to develop acquired products or technologies higher than expected acquisition and integration costs;

•	write-downs of assets or goodwill or impairment charges;

•	increased amortization expenses;

•	difficulty and cost in combining the operations and personnel of any acquired businesses with our operations and personnel;

•	impairment of relationships with key suppliers or customers of any acquired businesses due to changes in management and ownership; and

•	inability to retain key employees of any acquired businesses.

Accordingly, although there can be no assurance that we will undertake or successfully complete any transactions of the nature described above, and any transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

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Recent U.S. tax legislation may materially affect our financial condition, results of operations and cash flows.

The recently enacted Tax Cuts and Jobs Act (the “Tax Act”) has significantly changed the U.S. federal income taxation of U.S. businesses, including by reducing the U.S. corporate income tax rate, limiting interest deductions, permitting immediate expensing of certain capital expenditures, modifying or repealing many business deductions and credits.

The Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) modifies certain provisions of the Tax Act, including increasing the amount of interest expense that may be deducted.

The Tax Act as modified by the CARES Act is unclear in many respects and could be subject to potential amendments and technical corrections, as well as interpretations and implementing regulations by the Treasury and IRS, any of which could lessen or increase certain adverse impacts of the legislation. In addition, it is unclear how these U.S. federal income tax changes will affect state and local taxation, which often uses federal taxable income as a starting point for computing state and local tax liabilities. Our analysis and interpretation of this legislation is preliminary and ongoing and there may be material adverse effects resulting from the legislation that we have not yet identified. While some of the changes made by the tax legislation may adversely affect us, other changes may be beneficial. We continue to work with our tax advisors and auditors to determine the full impact that the recent tax legislation as a whole will have on us. We urge our investors to consult with their legal and tax advisors with respect to such legislation and its potential effect on an investment in our common stock.

Our operating results are affected by many factors and may fluctuate significantly on a quarterly basis.

Our operating results may vary substantially from quarter to quarter and may be greater or less than those achieved in the immediately preceding period or in the comparable period of the prior year. Factors that may cause quarterly results to vary include, but are not limited to, the following:

•	the number of new product introductions by our subsidiaries;

•	losses related to inventory write-offs;

•	marketing exclusivity, if any, which may be obtained on certain new products;

•	the level of competition in the marketplace for certain products;

•	our subsidiaries’ ability to create demand in the marketplace for their products;

•	availability of raw materials and finished products from suppliers;

•	our subsidiaries’ ability to contract manufacturers to make their products;

•	Our dependence on a small number of products for a significant portion of net revenue or income;

•	price erosion and customer consolidation; and

•	uncertainty of future import tariffs.

The profitability of our subsidiaries’ product sales is also dependent upon the prices they are able to charge for their products, the costs to purchase products from third parties, and their ability to manufacture their products in a cost-effective manner. If their revenues decline or do not grow as anticipated, they may not be able to reduce their operating expenses to offset such declines. Failure to achieve anticipated levels of revenues could, therefore, significantly harm our operating results for a particular fiscal period.

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In connection with our acquisition of the Scientific Air business we may be obligated to make additional cash payments to the seller of Scientific Air, which could have material adverse effect on our cash position and financial condition.

In connection with the Scientific Air Acquisition we have agreed that (1) if on the sixth month anniversary of the closing date of the acquisition (the “Free Trading Date”), the value of our common stock during the 20 day trading period immediately prior to the Free Trading Date (the “Free Trading Date Value”) is less than $10.00 per share, we will pay the seller of Scientific Air (the “Scientific Air Seller”) an additional amount of consideration in cash equal to the product of (x) up to 200,000 (depending on how many of the 200,000 vested shares (the “Vested Shares”) of our common stock paid to Scientific Air Seller have been transferred to non-affiliates prior to the Free Trading Date) multiplied by (y) the difference between the Free Trading Date Value and $10.00 and (2) if on March 31, 2023 (the “Vesting Date”), the value of our common stock during the 20 day trading period immediately prior to the Vesting Date (the “Vesting Date Value”) is less than $10.00 per share, we will pay the Scientific Air Seller an additional amount of consideration in cash equal to the product of (x) up to 200,000 (depending on how many of the 200,000 unvested shares (the “Unvested Shares”) of our common stock paid to Scientific Air Seller have been clawed-back by us or transferred to non-affiliates prior to the Vesting Date) multiplied by (y) the difference between the Vesting Date Value and $10.00. For example if on the Free Trading Date and the Vesting Date, the Free Trading Date Value and the Vesting Date Value, respectively, was $5.00 per share and assuming 200,000 Vested Shares were held by the Scientific Air Seller and its affiliates on the Free Trading Date and 200,000 Unvested Shares were held by the Scientific Air Seller and its affiliates on the Vesting Date, we would be required to pay the Scientific Air Seller an aggregate of $2,000,000. If our Free Trading Value and Vesting Value is $2.50 on the Free Trading Date and the Vesting Date, respectively, and assuming no claw-back or share transfers, our aggregate payment obligation would be $3,000,000. If the Free Trading Value or the Vesting Date Value is below $10.00, our payment obligation to the Scientific Air Seller could have a material adverse effect on our cash position and therefore on our financial condition and prospects.

We have made a secured loan to a potential acquisition target and a default on such loan could have a material adverse effect on our operating income.

In February of 2021 we loaned $500,000 to a potential acquisition target with whom we also executed a non-binding letter of intent (the “Borrower”). In return for the loan we were issued a $500,000 promissory note (the “Note”), which is due in full no later than one year after the date of issuance and the Borrower executed a security agreement and a confession of judgment. Although the Note is secured by all the assets of the Borrower and the confession of judgment would expedite a judgment against the Borrower in the case of a default, if a default occurs there can be no assurance we will be able to recoup all or a portion of the resulting loss from the assets of the Borrower. Such loss could have a material adverse effect on our income.

We could be subject to significant warranty obligations if our products are defective, which could have a material adverse effect on our business, financial condition, and results of operations.

In manufacturing our products, we depend upon third parties for the supply of various components. Many of these components require a significant degree of technical expertise to design and produce. If we fail to adequately design, or if our suppliers fail to produce components to specification, or if the suppliers, or we, use defective materials or workmanship in the manufacturing process, the reliability and performance of our products will be compromised. Our products could contain defects that cannot be repaired easily and inexpensively that can result some or all of the following:

•	loss of customer orders and delay in order fulfillment;

•	damage to our brand reputation;

•	increased cost of our warranty program due to product repair or replacement;

•	inability to attract new customers;

•	diversion of resources from our manufacturing and engineering and development departments into our service department; and

•	legal action.

We are increasingly dependent on information technology, and our systems and infrastructure face certain risks, including cybersecurity and data leakage risks.

Significant disruptions to our information technology systems or breaches of information security could adversely affect our business. In the ordinary course of business, we collect, store and transmit large amounts of confidential information, and it is critical that we do so in a secure manner to maintain the confidentiality and integrity of such information. We have also outsourced significant elements of our information technology infrastructure; as a result, we manage independent vendor relationships with third parties who are responsible for maintaining significant elements of our information technology systems and infrastructure and who may or could have access to our confidential information. The size and complexity of our information technology systems, and those of our third-party vendors, make such systems potentially vulnerable to service interruptions and security breaches from inadvertent or intentional actions by our employees, partners or vendors. These systems are also vulnerable to attacks by malicious third parties and may be susceptible to intentional or accidental physical damage to the infrastructure maintained by us or by third parties. Maintaining the secrecy of confidential, proprietary, and/or trade secret information is important to our competitive business position. While we have taken steps to protect such information and have invested in systems and infrastructures to do so, there can be no guarantee that our efforts will prevent service interruptions or security breaches in our systems or the unauthorized or inadvertent wrongful use or disclosure of confidential information that could adversely affect our business operations or result in the loss, dissemination, or misuse of critical or sensitive information. A breach our security measures or the accidental loss, inadvertent disclosure, unapproved dissemination, misappropriation or misuse of trade secrets, proprietary information, or other confidential information, whether as a result of theft, hacking, fraud, trickery or other forms of deception, or for any other cause, could enable others to produce competing products, use our proprietary technology or information, and/or adversely affect our business position. Further, any such interruption, security breach, loss or disclosure of confidential information could result in financial, legal, business, and reputational harm to us and could have a material adverse effect on our business, financial position, results of operations and/or cash flow.

Product liability claims against us could be costly and could harm our reputation.

The sale of our products involves the risk of product liability claims against us. Claims could exceed our product liability insurance coverage limits. Our insurance policies are subject to various standard coverage exclusions, including damage to the product itself, losses from recall of our product, and losses covered by other forms of insurance such as workers compensation. We cannot be certain that we will be able to successfully defend any claims against us, nor can we be certain that our insurance will cover all liabilities resulting from such claims. In addition, we cannot provide assurance that we will be able to obtain such insurance in the future on terms acceptable to us, or at all. Regardless of merit or eventual outcome, any product liability claim brought against us could result in harm to our reputation, decreased demand for our products, costs related to litigation, product recalls, loss of revenue, an increase in our product liability insurance rates, or the inability to secure coverage in the future, and could have a material adverse effect on our business by reducing cash collections from customers and limiting our ability to meet our operating cash flow requirements.

Litigation against us could be costly and time-consuming to defend and could materially and adversely affect our business, financial condition, and results of operations.

We are from time to time involved in various claims, litigation matters and regulatory proceedings incidental to our business, including claims for damages arising out of the use of our products or services and claims relating to intellectual property matters, employment matters, commercial disputes, competition, sales and trading practices, environmental matters, personal injury, and insurance coverage. Some of these lawsuits include claims for punitive as well as compensatory damages. The defense of these lawsuits could divert our management’s attention, and we could incur significant expenses in defending these lawsuits. In addition, we could be required to pay damage awards or settlements or become subject to unfavorable equitable remedies. Moreover, any insurance or indemnification rights that we could have may be insufficient or unavailable to protect us against potential loss exposures.

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If we lose our key management personnel, or are unable to attract or retain qualified personnel, it could adversely affect our ability to execute our growth strategy.

Our success is dependent, in part, upon our ability to hire and retain management, engineers, marketing and sales personnel, and technical, research and other personnel who are in high demand and are often subject to competing employment opportunities. Our success will depend on our ability to retain our current personnel and to attract and retain qualified like personnel in the future. Competition for senior management, engineers, marketing and sales personnel, and other specialized technicians is intense and we may not be able to retain our personnel. If we lose the services of any executive officers or key employees, our ability to achieve our business objectives could be harmed or delayed, which could have a material adverse effect on our daily operations, operating cash flows, results of operations, and ultimately share price. In general, our officers could terminate their employment at any time without notice for any reason.

Climate change initiatives could materially and adversely affect our business, financial condition, and results of operations.

Both domestic and international legislation to address climate change by reducing greenhouse gas emissions and establishing a price on carbon could create increases in energy costs and price volatility. Considerable international attention is now focused on development of an international policy framework to address climate change. Proposed and existing legislative efforts to control or limit greenhouse gas emissions could increase the cost of raw materials derived from sources that generate greenhouse gas emissions. If our suppliers are unable to obtain energy at a reasonable cost in the future, the cost of our raw materials could be negatively impacted which could result in increased manufacturing costs.

Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, a control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

At present, we believe that we have effective internal controls in place. However, our management, including our Chief Executive Officer, cannot guarantee that our internal controls and disclosure controls that we have in place will prevent all possible errors, mistakes or all fraud.

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Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

We require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

•	faulty human judgment and simple errors, omissions or mistakes;

•	fraudulent action of an individual or collusion of two or more people;

•	inappropriate management override of procedures; and

•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission and civil or criminal sanctions.

We are an “emerging growth company” under the JOBS Act of 2012 and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

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We will remain an “emerging growth company” until the last day of the fiscal year following the fifth anniversary of the date of the first sale of our Common Stock pursuant to an effective registration statement under the Securities Act, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last day of our most recently completed second fiscal quarter.

Our status as an “emerging growth company” under the JOBS Act may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

Risks Related to SteriLumen’s Business

Certain ResInnova testing limitations.

Our claims on the effectiveness of the Disinfecting System against certain pathogens are supported by the analysis of the Disinfecting System performed in ResInnova’s laboratory. The environment in ResInnova’s laboratory is controlled and does not account for all real-world variables, which may impact the effectiveness of ultraviolet light in killing microorganisms. Such variables include humidity, air temperature, and the presence of organic soils that differ from those used in the laboratory tests. If any one of these un-accounted for variables proves to be significant in the evaluation of the effectiveness of the Disinfecting System, the laboratory results obtained by ResInnova could be significantly more favorable than the results experienced by our customers. Furthermore, in accordance with CDC guidelines only laboratories with a biosafety level 3 or 4 may test against SARS-CoV-2, the virus that causes COVID-19. ResInnova is a biosafety level 2 laboratory and cannot test against SARS-CoV-2 and therefore in its place tested against OC43, which, according to ResInnova is a common surrogate for SARS-CoV-2 as both are of the Beta genre of coronaviruses. If the results from testing the Disinfecting System against OC43 are different from the results that would have occurred from testing against SARS-CoV-2, ResInnova’s testing results could be materially more favorable than the results experienced by our customers with respect to SARS-CoV-2. If the Disinfecting System is not effective against SARS-CoV-2, this could have a material adverse effect on the Company’s, which would have a material adverse effect on our business prospects and financial condition.

The complete and final assembly of the Disinfecting System has not yet received safety certification from a nationally recognized testing laboratory.

All of the component parts of the Disinfecting System have been certified by UL. The UL listings for UL Listing numbers: SLR-1 = E519669 for the ribbon unit and SLD-1 = E519957 for the drain unit is new for such a UVC device for the UL and due to incomplete standards does not guarantee successful deployment and installation at scale in the US. If we are unable or significantly delayed in obtaining confidence for installations within the marketplace with above certifications, our business and financial prospects will be materially adversely affected.

In accordance with an August 24, 1993 Interpretation Letter from OSHA, all electrical equipment must be accepted, certified, labeled, listed, or otherwise determined that such equipment is safe by a NRTL or by another Federal agency or by a State, municipal, or other local authority responsible for enforcing occupational safety provisions of the National Electric Safety Code.

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If SteriLumen is unable to develop a successful marketing approach, our business will suffer.

If SteriLumen fails to develop a successful marketing approach or to manage its growth effectively, our business and financial results will be materially harmed. Healthcare facilities operate in a highly regulated and dynamic market with changing regulations, codes, standards and guidelines and as a result are very loyal to vendors they trust. Achieving market acceptance will require extensive customer education and product validation. Some of the ways in which SteriLumen intends on achieving market acceptance is through working with professional trade organizations, having articles published in industry trade publications, conducting validation/marketing studies at well-known hospitals and lab testing. However, there is no assurance that SteriLumen will be successful in organizing these efforts or if the results from them will be positive. SteriLumen has sought and may also seek in the future to expand its business through complementary or strategic acquisitions of other businesses, products or assets such as its recent acquisition of the Airocide product line, or through joint ventures, strategic partnerships or other arrangements with established and trusted disinfection companies. Any such acquisitions, joint ventures or other business combinations may involve significant integration challenges, operational complexities and time consumption and require substantial resources and effort. It may also disrupt SteriLumen’s ongoing businesses, which may adversely affect its relationships with customers, employees and others with whom it has business or other dealings. Further, if SteriLumen is unable to realize synergies or other benefits expected to result from any acquisitions, joint ventures or other business combinations, or to generate additional revenue to offset any unanticipated inability to realize these expected synergies or benefits, its growth and ability to compete may be impaired, which would require it and us to focus additional resources on the integration of operations rather than other profitable areas of its business, and may otherwise cause a material adverse effect on our business, results of operations and financial condition. However, failure to acquire or partner with established and trusted disinfection companies would prevent SteriLumen’s products from being part of a bundle of disinfection products that could be sold all at once, which could have a material adverse effect on the financial results of our business.

The air purification market is fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

The air purification market is fragmented and competitive. SteriLumen’s competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of product. We will compete with many local, regional and national air purification distributors and dealers. In addition, some air purification suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, distributors of products similar to those distributed by us may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Some of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

If we are unable to execute our plan to distribute SteriLumen’s Airocide products, we may not be able to generate revenues and your investment could be materially adversely affected.

We acquired the rights to manufacture and sell our Airocide products in February of 2021 and have not yet fully scaled to execute our plan to sell and distribute SteriLumen’s Airocide products. The success of the Airocide business will depend on the execution of our plan and the acceptance of Airocide products by the consumer and commercial markets. Achieving such acceptance will require significant marketing investment. Once we execute our plan to sell and distribute the Airocide products, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If SteriLumen’s Airocide products are not accepted at sufficient levels, our business could fail.

We are subject to significant regulatory oversight and changes in applicable regulatory requirements could adversely affect our business.

We may become subject to significant government regulation, by the EPA and, to a certain extent, by Congress, other federal agencies and foreign, state and local authorities. Depending upon the circumstances, noncompliance with legislation or regulations promulgated by these entities could result in the suspension or revocation of our licenses or registrations, the termination or loss of contracts or the imposition of contractual damages, civil fines or criminal penalties any of which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, the adoption or modification of laws or regulations relating to UVC or air purification or other areas of our business could limit or otherwise adversely affect the manner in which we currently conduct our business. If we are required to comply with new regulations or legislation or new interpretations of existing regulations. This compliance could cause us to incur additional expenses or alter our business model.

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SteriLumen’s Scientific Air business is highly dependent on a sole distributor and any disruption in their operations could have a material adverse effect on our business, results of operations and financial condition.

Currently, a sole distributor distributes Scientific Air products pursuant to an exclusive distribution agreement which accounted for in excess of 30% of Scientific Air’s revenues for the six months ended June 30, 2021. Scientific Air’s revenues were approximately 40% of the combined revenues of Scientifc Air and the Company for the six month period ended June 30, 2021. Any number of factors relating to such distributor, including labor disruptions, catastrophic weather events, financial difficulties, solvency problems, such distributor prioritizing the distribution of other products over ours or contractual disputes between us and such distributor could lead to uncertainty in the distribution of a material amount of our Scientific Air products. While we are in the process of identifying additional distributors, there can be no assurance that we will be able to do so in the near or foreseeable future. If SteriLumen experiences distribution disruptions with respect to Scientific Air products, it may not be able to develop alternate sourcing quickly and could cause it to alter production schedules or suspend production entirely. If any such disruptions occur it could have a material adverse effect on our business, results of operations and financial condition.

SteriLumen’s Disinfecting System business is highly dependent on its suppliers’ and any disruption in their operations could have a material adverse effect on our business, results of operations and financial condition.

SteriLumen’s Disinfecting System business will be dependent upon the continued ability of its suppliers to deliver systems, components, raw materials, and finished disinfection products. Its UVC LEDs are manufactured in South Korea and then shipped to China or the United States for assembly with all other components, which if manufactured in China, the finished products are shipped to Long Beach, California for warehousing and distribution, otherwise the units are shipped from Mount Vernon. Any number of factors, including labor disruptions, catastrophic weather events, contractual or other disputes with suppliers, and supplier financial difficulties or solvency problems could disrupt its suppliers’ operations and lead to uncertainty in its supply chain or cause supply disruptions, which could, in turn, disrupt its operations. If SteriLumen experiences supply disruptions, it may not be able to develop alternate sourcing quickly. Any disruption of its production schedule caused by an unexpected shortage of systems, components, raw materials or parts even for a relatively short period of time could cause it to alter production schedules or suspend production entirely. If any such disruptions occur it could have a material adverse effect on our business, results of operations and financial condition.

SteriLumen’s business is highly dependent on market perceptions of it and the safety and quality of its products.

Market perceptions of SteriLumen’s business are very important to us, especially market perceptions of the safety and quality of SteriLumen’s products. If any of its products or similar products that other companies distribute are subject to market withdrawal or recall or are proven to be, or are claimed to be, harmful to end users, then this could have a material adverse effect on our business, results of operations and financial condition. Also, because SteriLumen’s business is dependent on market perceptions, negative publicity associated or perceived to be associated with its business, products or product pricing could have a material adverse impact on our business, results of operations and financial condition.

Customers may be hesitant in adopting UV light-based technologies, and our inability to overcome this hesitation could limit the market acceptance of our products and our market share.

Our UV light disinfection systems represent relatively new technologies in the market. Only a small percentage of professional medical institutions or hospitality providers are immediately willing to conduct sanitation using our systems. Our future success will depend on our ability to increase demand for our products by demonstrating to a broad spectrum of medical professional, dentists, hospitality industry, their patients and customers, the potential performance advantages of our UV light systems over traditional methods of disinfection over competitive UV light systems, and our inability to do so could have a material adverse effect on our business, financial condition, and results of operations.

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Conventional germicidal UV light was historically considered as a human health hazard if improperly used and can lead to skin cancer and cataracts. We may experience long sales cycles because healthcare facilities and hotels and other facilities may be slow to adopt new technologies on a widespread basis and admit that such technologies can sanitize public space without damaging public health. As a result, we generally are required to invest a significant amount of time and resources to educate general public about the benefits of our products in comparison to competing products and technologies before completing a sale, if any. Factors that could inhibit adoption of UV technologies by healthcare facilities or hospitality companies include the initial cost and concerns about the safety, efficacy, and reliability of our UV systems. In addition, economic pressure, caused, for example, by an economic slowdown as a result of Coronavirus, changes in health care reimbursement or by competitive factors in a specific market, could make businesses reluctant to purchase substantial capital equipment or invest in new technologies. Customer acceptance will depend on the recommendations of governmental authorities, as well as other factors, including the relative effectiveness, safety, reliability, and comfort of our systems as compared to other instruments and methods for performing disinfecting procedures.

If future data proves to be inconsistent with our research results or if competitors’ products present more favorable results our revenues could decline and our business, financial condition, and results of operations could be materially and adversely affected.

Even though our disinfecting devices are protected with patents, if new studies or comparative studies generate results that are not as favorable as our research results, our revenues could decline. Additionally, if future studies indicate that our competitors’ products are more effective or safer than ours, our revenues could decline. Furthermore, hospitals and businesses could choose not to purchase our UV light sanitation systems until they receive additional published long-term clinical evidence and recommendations from prominent hospitals and businesses that indicate our UV light sanitation systems are effective for disinfecting applications.

We may face competition from other companies, many of which have substantially greater resources than we do. If we do not successfully develop and commercialize enhanced or new products that remain competitive with products or alternative technologies developed by others, we could lose revenue opportunities and customers and our ability to grow our business would be impaired.

A number of competitors have substantially greater capital resources, larger customer bases, larger technical, sales and marketing forces and stronger reputations with target customers than ours. We compete with a number of domestic and foreign companies that market traditional chemical sanitation products, as well as companies that market UV technologies. The marketplace is highly fragmented and very competitive. We expect that the rapid technological changes occurring in the health care industry could lead to the entry of new competitors, particularly if UV disinfecting increases market acceptance. If we do not compete successfully, our revenue and market share could decline, which would impact our ability to meet our operating cash flow requirements and our business, financial condition, and results of operations could be adversely affected.

Our long-term success depends upon our ability to (i) distinguish our products through improving our product performance and pricing, protecting our intellectual property, improving our customer support, accurately timing the introduction of new products, and developing sustainable distribution channels worldwide; and (ii) develop and successfully commercialize new products, new or improved technologies, and additional applications for our UV light sanitation systems. We may not be able to distinguish our products and commercialize any new products, new or improved technologies, or additional applications for our UV light disinfecting systems.

We could incur problems in manufacturing our products.

In order to grow our business, we must expand our manufacturing capabilities to produce the systems and accessories necessary to meet any demand we may experience. We could encounter difficulties in increasing the production of our products, including problems involving production capacity and yields, quality control and assurance, component supply, and shortages of qualified personnel. In addition, before we can begin commercial manufacture of our products, we must ensure our manufacturing facilities, processes, and quality systems, and the manufacture of our UV light sanitation systems, quality control, and documentation policies and procedures.

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From time to time, we could expend significant resources in obtaining, maintaining, and addressing our compliance with various federal and requirements that may be subject to changes. Our success will depend in part upon our ability to manufacture our products without FDA approval or compliance with and other regulatory requirements.

We have not experienced significant quality issues with components of our products supplied by third parties, however, we could in the future. Our future success depends on our ability to manufacture our products on a timely basis with acceptable manufacturing costs, while at the same time maintaining good quality control and complying with applicable regulatory requirements, and an inability to do so could have a material adverse effect on our product sales, cash collections from customers, and our ability to meet operating cash flow requirements, which could have a material adverse effect on our business, financial condition, and results of operations.

Adverse publicity regarding our technology or products could negatively impact us.

Adverse publicity regarding any of our products or similar products marketed or sold by others could negatively affect us. If any studies raise or substantiate concerns regarding the efficacy or safety of our products or other concerns, our reputation could be harmed and demand for our products could diminish, which could have a material adverse effect on growth in new customers and sales of our products, leading to a decline in revenues, cash collections, and ultimately our ability to meet operating cash flow requirements.

Rapidly changing standards and competing technologies could harm demand for our products, result in significant additional costs, and have a material adverse effect on our business, financial condition, and results of operations.

The markets in which our products compete are subject to rapid technological change, evolving industry standards, changes in the regulatory environment, and frequent introductions of new devices and evolving sanitizing solutions and practices, specifically catalyzed by the impact of the Coronavirus pandemic. Competing products could emerge that render our products uncompetitive or obsolete. We cannot guarantee that we will successfully identify new product opportunities, identify new and innovative applications of our technology, or be financially or otherwise capable of completing the research and development required to bring new products to market in a timely manner. An inability to expand our product offerings or the application of our technology could limit our growth. In addition, we could incur higher manufacturing costs if manufacturing processes or standards change, and we could need to replace, modify, design, or build and install equipment, all of which would require additional capital expenditures.

We could be unable to effectively manage and implement our growth strategies, which could have a material adverse effect on our business, financial condition, and results of operations.

 Our growth strategy includes expanding our product line and applications by developing enhancements and transformational innovations, including new solutions for various fields and industries. Expansion of our existing product line and entry into new applications divert the use of our resources and systems, require additional resources that might not be available (or available on acceptable terms), may require regulatory approvals, result in new or increasing competition, could require longer implementation times or greater start-up expenditures than anticipated, and could otherwise fail to achieve the desired results in a timely fashion, if at all. These efforts could also require that we successfully commercialize new technologies in a timely manner, price them competitively and cost-effectively, and manufacture and deliver sufficient volumes of new products of appropriate quality on time. We could be unable to increase our sales and earnings by expanding our product offerings in a cost-effective manner, and we could fail to accurately predict future customer needs and preferences or to produce viable technologies. In addition, we could invest heavily in research and development of products that do not lead to significant revenue. Even if we successfully innovate and develop new products and product enhancements, we could incur substantial costs in doing so. In addition, promising new products could fail to reach the market or realize only limited commercial success because of efficacy or safety concerns, failure to achieve positive clinical outcomes, or uncertainty over third-party reimbursement.

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International sales may comprise a significant portion of SteriLumen’s revenues and will be subject to risks associated with operating in domestic and international markets.

International sales may comprise a significant portion of SteriLumen’s revenue, and we intend to continue to pursue and expand our international business activities. Political and economic conditions outside the United States could make it difficult for us to increase our international revenue or to operate abroad. International operations are subject to many inherent risks, which could have a material adverse effect on our revenues and operating cash flow, including among others:

•	adverse changes in tariffs and trade restrictions;

•	political, social, and economic instability and increased security concerns;

•	fluctuations in foreign currency exchange rates;

•	longer collection periods and difficulties in collecting receivables from foreign entities;

•	exposure to different legal standards;

•	transportation delays and difficulties of managing international distribution channels;

•	reduced protection for our intellectual property in some countries;

•	difficulties in obtaining domestic and foreign export, import, and other governmental approvals, permits, and licenses, and compliance with foreign laws;

•	the imposition of governmental controls;

•	unexpected changes in regulatory or certification requirements;

•	difficulties in staffing and managing foreign operations; and

•	potentially adverse tax consequences and the complexities of foreign value-added tax systems.

We believe that international sales may represent a significant portion of SteriLumen’s revenue, and we intend to expand its international operations. In international markets where our sales are denominated in U.S. dollars, an increase in the relative value of the dollar against the currency in such markets could indirectly increase the price of our products in those markets and result in a decrease in sales. We do not currently engage in any transactions as a hedge against risks of loss due to foreign currency fluctuations. However, we could do so in the future.

SteriLumen’s collaborations with outside scientists and consultants may be subject to restriction and change.

SteriLumen works with scientists at academic and other institutions, and consultants who assist it in its research, development, and design efforts. These scientists and consultants have provided, and we expect that they will continue to provide, valuable advice on SteriLumen’s programs. These scientists and consultants are not our or SteriLumen’s employees, may have other commitments that would limit their future availability to SteriLumen and typically will not enter into non-compete agreements with SteriLumen. If a conflict of interest arises between their work for SteriLumen and their work for another entity, SteriLumen may lose their services. In addition, SteriLumen will be unable to prevent them from establishing competing businesses or developing competing products. For example, if a key scientist acting as a principal investigator in any of SteriLumen’s clinical trials identifies a potential product or compound that is more scientifically interesting to his or her professional interests, his or her availability to remain involved in its clinical trials could be restricted or eliminated.

SteriLumen has entered into or intends to enter into non-competition agreements with certain of SteriLumen’s employees. These agreements prohibit its employees, if they cease working for it, from competing directly against it or working for its competitors for a limited period. However, under current law, SteriLumen may be unable to enforce these agreements against certain of its employees and it may be difficult for it to restrict their competitors from gaining the expertise its former employees gained while working for it. If SteriLumen cannot enforce its employees’ non-compete agreements, it may be unable to prevent its competitors from benefiting from the expertise of its former employees.

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Risks Related to MunnWorks’ Business

The custom design decorative framed mirror supply market is highly competitive, and we may not be able to compete successfully.

MunnWorks operates within the highly competitive custom design decorative framed mirror supply market, which is characterized by competition from a number of other manufacturers. Competition is further intensified during economic downturns. MunnWorks competes with numerous large national and regional companies for, among other things, customers, raw materials and skilled management and labor resources. Purchase volumes have fluctuated substantially from time to time in the past, and we expect such fluctuations to occur from time to time in the future. Some of its competitors have greater financial, marketing and other resources than it does and, therefore, may be able to adapt to changes in customer preferences more quickly, devote more resources to the marketing and sale of their products, generate greater national brand recognition or adopt more aggressive pricing policies than MunnWorks can.

In addition, some of our competitors may resort to price competition to sustain or gain market share and manufacturing capacity utilization, and MunnWorks may have to adjust the prices on some of its products to stay competitive, which could reduce its revenues. MunnWorks may not ultimately succeed in competing with other manufacturers and distributors in its market, which may have a material adverse effect on our business, financial condition or results of operations.

MunnWorks’ possible failure to develop new products or respond to changing consumer preferences and purchasing practices could have a material adverse effect on our business, financial condition or results of operations.

The custom design decorative framed mirror supply market is subject to changing consumer trends, demands and preferences. The uncertainties associated with developing and introducing new products, such as gauging changing consumer preferences and successfully developing, manufacturing, marketing and selling new products, could lead to, among other things, rejection of a new product line, reduced demand and price reductions for our products. If MunnWorks’ products do not keep up with consumer trends, demands and preference, it could lose market share, which could have a material adverse effect on our business, financial condition or results of operations.

Changes to the buying strategies of MunnWorks’ customers could also affect its ability to compete. Further, the volatile and challenging economic environment of recent years has caused shifts in trends, demands, preferences and purchasing practices and changes in the business models and strategies of its customers. Shifts in consumer preferences, which may or may not be long-term, have altered the quantity, type and prices of products demanded by the end-consumer and MunnWorks’ customers. If it does not timely and effectively identify and respond to these changing consumer preferences and purchasing practices, its relationships with our customers could be harmed, the demand for its products could be reduced and its market share could be negatively affected.

MunnWorks’ independent sales force may not be effective.

MunnWorks hires independent sales representatives who have primary responsibility for contacting existing and potential customers and are paid on a commission basis. While this sales model has proven successful in the past, to continue to be effective, sales representatives will need to continue to be extremely knowledgeable about MunnWorks’ products. However, these independent sales representatives may be selling products from different non-competitive sellers, which could prevent them from focusing on MunnWorks’ products and providing the required information to the customers, which could have a material adverse effect on our business, results of operations and financial condition.

MunnWorks’ business is highly dependent on its suppliers’ and any disruption in their operations could have a material adverse effect on our business, results of operations and financial condition.

MunnWorks’ operations will be dependent upon the continued ability of its suppliers to deliver components, raw materials, and finished products. Although many of its products are manufactured at our corporate headquarters in New York, many of its products are manufactured overseas. Any number of factors, including labor disruptions, catastrophic weather events, contractual or other disputes with suppliers, and supplier financial difficulties or solvency problems could disrupt its suppliers’ operations and lead to uncertainty in its supply chain or cause supply disruptions, which could, in turn, disrupt its operations. If MunnWorks experiences supply disruptions, it may not be able to develop alternate sourcing quickly. Any disruption of its production schedule caused by an unexpected shortage of systems, components, raw materials or parts even for a relatively short period of time could cause it to alter production schedules or suspend production entirely. If any such disruptions occur it could have a material adverse effect on our business, results of operations and financial condition.

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MunnWorks’ business is highly dependent on market perceptions of it and the quality of its products.

Market perceptions of MunnWorks’ business are very important to us, especially market perceptions of the quality of MunnWorks’ products. Because MunnWorks’ business is dependent on market perceptions, negative publicity associated or perceived to be associated with its business, products or product pricing could have a material adverse impact on our business, results of operations and financial condition.

Risks Related to Our Intellectual Property

If the patents that we own or license, or our other intellectual property rights, do not adequately protect our technologies, we could lose market share to our competitors and be unable to operate our business profitably.

Our future success depends, in part, on our ability to obtain and maintain patent protection for our products and technology, to preserve our trade secrets and to operate without infringing the intellectual property of others. We rely on patents to establish and maintain proprietary rights in our technology and products. We currently possess a number of issued patents and patent applications with respect to our products and technology. However, we cannot ensure that any additional patents will be issued, that the scope of any patent protection will be effective in helping us address our competition, or that any of our patents will be held valid if subsequently challenged. It is also possible that our competitors could independently develop similar or more desirable products, duplicate our products, or design products that circumvent our patents. The laws of foreign countries may not protect our products or intellectual property rights to the same extent as the laws of the United States. In addition, there have been recent changes in the patent laws and rules of the U.S. Patent and Trademark Office (“USPTO”), and there could be future proposed changes that, if enacted, have a significant impact on our ability to protect our technology and enforce our intellectual property rights. If we fail to protect our intellectual property rights adequately, our competitive position could be adversely affected, and there could be a material adverse effect on sales, cash collections, and our ability to meet operating cash flow requirements.

If third parties claim that we infringe their intellectual property rights, we could incur liabilities and costs and have to redesign or discontinue selling certain products, which could have a material adverse effect on our business, financial condition, and results of operations.

We face substantial uncertainty regarding the impact that other parties’ intellectual property positions will have on UV light applications. From time to time, we expect to continue to receive, notices of claims of infringement, misappropriation, or misuse of other parties’ proprietary rights. Some of these claims could lead to litigation. We may not prevail in any future intellectual property infringement litigation given the complex technical issues and inherent uncertainties in litigation. Any claims, with or without merit, could be time-consuming and distracting to management, result in costly litigation, or cause product shipment delays. Adverse determinations in litigation could subject us to significant liability and could result in the loss of proprietary rights. A successful lawsuit against us could also force us to cease selling or redesign products that incorporate the infringed intellectual property. Additionally, we could be required to seek a license from the holder of the intellectual property to use the infringed technology, and we may not be able to obtain a license on acceptable terms, or at all.

Patent terms are limited and we may not be able to effectively protect our products and business.

Patents have a limited lifespan. In the U.S., the natural expiration of a patent is generally 20 years after it is filed. Although various extensions may be available, the life of a patent, and the protection it affords, is limited. In addition, upon issuance in the U.S., the patent term may be extended based on certain delays caused by the applicant(s) or the USPTO. Even if we obtain effective patent rights for all our current patent applications, we may not have sufficient patent terms or regulatory exclusivity to protect our products, and our business and results of operations would be adversely affected.

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We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in or right to compensation with respect to our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship or claiming the right to compensation. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. To the extent that our employees have not effectively waived the right to compensation with respect to inventions that they helped create, they may be able to assert claims for compensation with respect to our future revenue may be successful. As a result, we may receive less revenue from future products if such claims are successful which in turn could impact our future profitability.

Changes in U.S. patent law could diminish the value of patents in general, thereby impairing our ability to protect our products.

As is the case with other equipment manufacturing companies, our success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biotechnology industry involves both technological and legal complexity. Therefore, obtaining and enforcing patents is costly, time-consuming, and inherently uncertain. In addition, the U.S. has recently enacted and is currently implementing wide-ranging patent reform legislation. Recent U.S. Supreme Court rulings have narrowed the scope of patent protection available in certain circumstances and weakened the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to our ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on future actions by the U.S. Congress, the federal courts and the USPTO, the laws and regulations governing patents could change in unpredictable ways that would weaken our ability to obtain new patents or to enforce our existing patents and patents that we might obtain in the future.

We may not be able to protect our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the U.S. can be less extensive than those in the U.S. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the U.S. Competitors may use our technologies in jurisdictions where we have not obtained patent protection to develop their own products and may also export otherwise infringing products to territories where we have patent protection, but enforcement is not as strong as that in the U.S. These products may compete with our products and our patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property protection, particularly those relating to biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

Risks Related to this Offering

Our management will have broad discretion over the use of any net proceeds from this offering and you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of any net proceeds from this offering and could use them for purposes other than those contemplated at the time of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of any proceeds from the exercise of warrants on a cash basis in this offering and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested in a way that does not yield a favorable, or any, return for you.

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Investors in this offering may experience future dilution as a result of this and future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock. Investors purchasing our shares or other securities in the future could have rights superior to existing Common Stockholders, and the price per share at which we sell additional shares of our Common Stock or other securities convertible into or exchangeable for our Common Stock in future transactions may be higher or lower than the price per share in this offering.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our Common Stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. Several analysts cover our stock. If one or more of those analysts downgrade our stock or publish inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.

Risks Relating to Ownership of Our Common Stock

The public price of our Common Stock may be volatile, and could, following a sale decline significantly and rapidly.

The offering price for the shares will be determined by negotiations between us and the underwriters and may not be indicative of prices that will prevail in the open market following this offering. The market price of our common stock may decline below the initial offering price, and you may not be able to sell your shares of our common stock at or above the price you paid in the offering, or at all. Following this Offering, the public price of our common stock in the secondary market will be determined by private buy and sell transaction orders collected from broker-dealers.

We may not be able to satisfy listing requirements of Nasdaq to maintain a listing of our Common Stock.

In order for our common stock to continue to be listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. If we violate the maintenance requirements for continued listing of our common stock, our common stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock. In addition, the delisting of our common stock could significantly impair our ability to raise capital.

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This offering has not been reviewed by independent professionals.

We have not retained any independent professionals to review or comment on this prospectus or otherwise protect the interest of the investors hereunder. Although we have retained our own counsel, neither such counsel nor any other counsel has made, on behalf of the investors, any independent examination of any factual matters represented by management herein. Therefore, for purposes of making a decision to purchase our Common Stock, you should not rely on our counsel with respect to any matters herein described. Prospective investors are strongly urged to rely on the advice of their own legal counsel and advisors in making a determination to purchase our shares of Common Stock.

Max Munn, our President and a director of the Company indirectly owns or controls approximately 59.4% of our Common Stock and will be able to exert a controlling influence over our business affairs and matters submitted to stockholders for approval.

Max Munn, our President and a director of the Company beneficially owns approximately 49.5% of our common stock. After this offering, it is anticipated that Mr. Munn will beneficially own or control 5,020,000 shares of our common stock (excluding 167,065 shares underlying vested options and a warrant issued to Mr. Munn), which will represent approximately [*]% of the outstanding shares of our common stock after the closing of the offering (excluding any over-allotment shares). Additionally, Mr. Munn beneficially owns 2,000 shares of the Company’s Super Voting Preferred Stock through a trust in which his spouse is the trustee, which is entitled to 1,000 votes per share (2,000,000 votes) and votes with the common stock as a single class. As a result, Mr. Munn will have control over all matters submitted to our stockholders for approval, including the election and removal of directors, amendments to our certificate of incorporation and bylaws, the approval of any business combination and any other significant corporate transaction. These actions may be taken even if they are opposed by other stockholders. This concentration of ownership may also have the effect of delaying or preventing a change of control of our company or discouraging others from making tender offers for our shares, which could prevent our stockholders from receiving a premium for their shares.

Mr. Munn may have interests different from yours.

We have not paid dividends on our Common Stock in the past and do not expect to pay dividends on our Common Stock in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our Common Stock and do not anticipate paying cash dividends on our Common Stock in the foreseeable future. We currently intend to retain any future earnings to support the development of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our Common Stock is limited by the terms of our Series A Perpetual Preferred Stock and may be limited by Delaware state law. Accordingly, investors must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize a return on their investment.

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The elimination of personal liability against our directors and officers under Delaware law and the existence of indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our Amended and Restated Certificate of Incorporation and our Bylaws eliminate the personal liability of our directors and officers to us and our stockholders for damages for breach of fiduciary duty as a director or officer to the extent permissible under Delaware law. Further, our amended and restated certificate of incorporation and our Bylaws and individual indemnification agreements we have entered with each of our directors and executive officers provide that we are obligated to indemnify each of our directors or officers to the fullest extent authorized by the Delaware law and, subject to certain conditions, advance the expenses incurred by any director or officer in defending any action, suit or proceeding prior to its final disposition. Those indemnification obligations could expose us to substantial expenditures to cover the cost of settlement or damage awards against our directors or officers, which we may be unable to afford. Further, those provisions and resulting costs may discourage us or our stockholders from bringing a lawsuit against any of our current or former directors or officers for breaches of their fiduciary duties, even if such actions might otherwise benefit our stockholders, indemnification rights held by our directors, officers and employees may result in substantial expenses.

Our certificate of incorporation will designate the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us.

Our amended and restated certificate of incorporation specifies that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for: (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and to have consented to the provisions of our amended and restated certificate of incorporation described above.

We believe these provisions benefit us by providing increased consistency in the application of Delaware law by chancellors particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. However, the provision may have the effect of discouraging lawsuits against our directors, officers, employees and agents as it may limit any stockholder’s ability to bring a claim in a judicial forum that such stockholder finds favorable for disputes with us or our directors, officers, employees or agents. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any applicable action brought against us, a court could find the choice of forum provisions contained in our restated certificate of incorporation to be inapplicable or unenforceable in such action. If a court were to find the choice of forum provision contained in our restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect our business, financial condition or results of operations.

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Our revenues, operating results and cash flows may fluctuate in future periods and we may fail to meet investor expectations, which may cause the price of our Common Stock to decline.

Variations in our quarterly and year-end operating results are difficult to predict and our income and cash flows may fluctuate significantly from period to period, which may impact our board of directors’ willingness or legal ability to declare a monthly dividend. If our operating results fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Specific factors that may cause fluctuations in our operating results include:

•	demand and pricing for our products and services;

•	introduction of competing products;

•	our operating expenses which fluctuate due to growth of our business; and

•	variable sales cycle and implementation periods for content and services.

The market price of our securities could be substantially affected by various factors.

The market price of our Common Stock could be subject to wide fluctuations in response to numerous factors. The price of the our Common Stock that will prevail in the market after this offering may be higher or lower than the offering price depending on many factors, some of which are beyond our control and may not be directly related to our operating performance.

These factors include, but are not limited to, the following:

•	trading prices of securities generally;

•	general economic and financial market conditions;

•	government action or regulation;

•	the financial condition, performance and prospects of us and our competitors;

•	changes in financial estimates or recommendations by securities analysts with respect to us or our competitors in our industry;

•	our issuance of preferred equity or debt securities; and

•	actual or anticipated variations in quarterly operating results of us and our competitors.

As a result of these and other factors, investors who purchase the Common Stock in this offering may experience a decrease, which could be substantial and rapid, in the market price of the Common Stock, including decreases unrelated to our operating performance or prospects.

You should consult your own independent tax advisor regarding any tax matters arising with respect to the securities offered in connection with this offering.

Participation in this offering could result in various tax-related consequences for investors. All prospective purchasers of the resold securities are advised to consult their own independent tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences relevant to the purchase, ownership and disposition of the resold securities in their particular situations.

IRS CIRCULAR 230 DISCLOSURE: TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES UNDER THE INTERNAL REVENUE CODE. IN ADDITION, ANY U.S. TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS) IS WRITTEN TO SUPPORT THE “PROMOTION OR MARKETING” OF THE MATTER(S) ADDRESSED HEREIN. YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM YOUR OWN INDEPENDENT TAX ADVISOR.

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We have not paid dividends on our common stock in the past and do not expect to pay dividends on our common stock in the future, and any return on investment may be limited to the value of our stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to use any future earnings to pay dividends on our Series A Preferred Stock and to support the development of our business and do not anticipate paying cash dividends on our common stock in the foreseeable future. Our payment of any future dividends will be at the discretion of our board of directors after taking into account various factors, including, but not limited to, our financial condition, operating results, cash needs, growth plans and the terms of any credit agreements that we may be a party to at the time. In addition, our ability to pay dividends on our common stock may be limited by Delaware state law. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize a return on their investment. Investors seeking cash dividends should not purchase our common stock.

We will have broad discretion in using the proceeds of this offering and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for general corporate purposes, including investments and acquisitions. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

Provisions of our Amended and Restated Certificate of Incorporation could delay or prevent the acquisition or sale of our business.

Our Amended and Restated Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

We expect that we will need to raise additional capital, and raising additional funds by issuing additional equity securities or with additional debt financing may cause dilution to shareholders or restrict our operations.

We expect that we will need to raise additional capital in the future. We may raise additional funds through public or private equity or debt offerings or other financings, as well as borrowings from banks or through the issuance of debt securities.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt. These restrictive covenants could include limitations on additional borrowings and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments. These factors could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure plan or pursue other opportunities beyond the current capital expenditure plan. Further, we may incur substantial costs in pursuing any capital-raising transactions, including investment banking, legal and accounting fees. On the other hand, if we are unable to obtain capital when needed, on reasonable terms and in amounts sufficient to fund our obligations, expenses, capital expenditure plan and other strategic initiatives, we could be forced to suspend, delay or curtail these plans or initiatives or could default on our contractual commitments. Any such outcome could negatively affect our business, performance, liquidity and prospects.

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IN ADDITION TO THE ABOVE RISKS, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY MANAGEMENT. IN REVIEWING THIS FILING, POTENTIAL INVESTORS SHOULD KEEP IN MIND THAT OTHER POSSIBLE RISKS MAY ADVERSELY IMPACT THE COMPANY’S BUSINESS OPERATIONS AND THE VALUE OF THE COMPANY’S SECURITIES.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements”. Forward-looking statements reflect the current view about future events. When used in this prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” “future,” “intend,” “plan,” or the negative of these terms and similar expressions, as they relate to us or our management, identify forward-looking statements. Such statements, include, but are not limited to, statements contained in this prospectus relating to our business strategy, our future operating results and liquidity and capital resources outlook. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees of assurance of future performance. We caution you therefore against relying on any of these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, without limitation:

1.	Our ability to effectively operate our business segments;

2.	Our ability to manage our research, development, expansion, growth and operating expenses;

3.	Our ability to evaluate and measure our business, prospects and performance metrics;

4.	Our ability to compete, directly and indirectly, and succeed in the highly competitive and evolving ridesharing industry;

5.	Our ability to respond and adapt to changes in technology and customer behavior;

6.	Our ability to protect our intellectual property and to develop, maintain and enhance a strong brand; and

7.	other factors (including the risks contained in the section of this prospectus entitled “Risk Factors”) relating to our industry, our operations and results of operations.

Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering, assuming no exercise of the overallotment option will be approximately $8.8 million, after deducting underwriter discount and commissions of approximately $0.7 million, un-accountable expenses of approximately $0.2 million and an aggregate of approximately $0.3 million in accountable expense allowance and other estimated offering expenses payable by us for this offering. If the overallotment is exercised, we will receive additional proceeds of approximately $0.1365 million, after deducting underwriter discount and commissions, management fee and accountable expense of approximately $0.135 million. We intend to use the net proceeds from the sale of Common Stock by us in this offering for general corporate purposes, including investments and acquisitions.

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CAPITALIZATION

The following table sets forth our consolidated cash and capitalization, as of September 31, 2021:

•	On an actual basis;
•	On a pro forma basis, after giving effect to (1) the amendment by the Company on October 7, 2021, of the amended and restated certificate of incorporation to increase the number of authorized preferred stock, par value $0.0001 per share, from 1,000,000 to 20,000,000, and (2) the closing of the asset purchase agreement on October 13, 2021 between the Company and Old SAM Partners, LLC, formerly known as Scientific Air Management, LLC, at a purchase price of (i) $9,500,000 in cash and; (ii) 200,000 shares of the Company’s common stock, which if the volume weighted average price for the 20 trading days prior to the six-month anniversary of the closing are less than $10.00 per share, the Company shall pay SAM an amount in cash equal to the difference; (iii) 200,000 shares of the Company’s common stock which will vest March 31, 2023 if not previously cancelled due to certain EBITDA targets for 2021 and 2022.
•	On a pro forma basis giving effect to the sale of 2,433,091 shares of common stock by us in this public offering at an assumed public offering price of $4.11 share after deducting the underwriter discount and commissions and offering expenses paid by us.

You should read the following table in conjunction with “Use of Proceeds”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included in or incorporated by reference in this prospectus.

The pro forma as adjusted information set forth below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	Pro Forma	Pro Forma As Adjusted (1)
Cash	$11,746,826	$2,246,826	$11,046,830

Short term liabilities, including deferred revenue due within one year	$3,142,816	$3,146,160	$3,146,160

Total liabilities including lease obligations - net of current portion	$4,699,867	$4,703,211	$4,703,211

Stockholders’ equity:

Preferred stock, $0.0001 par value, 1,000,000 shares authorized actual, 20,000,000 shares authorized pro forma and pro forma as adjusted Preferred stock, Series A Cumulative Perpetual, $0.0001 par value, 990,000 shares designated actual and 1,250,000 shares designated pro forma and pro forma as adjusted; 552,000 shares issued and outstanding actual and pro forma; 1,032,000 issued and outstanding pro forma as adjusted	55	55	55
Preferred stock, Series X, $0.0001 par value, 10,000 shares designated actual, 2,000 shares issued and outstanding actual, pro forma, and pro forma as adjusted	1	1	1
Common stock (2), $0.0001 par value, 150,000,000 shares authorized; 9,715,386 shares issued and outstanding actual; 10,109,007 shares issued and outstanding pro forma; 12,542,098 shares issued and outstanding pro forma as adjusted	972	1,011	1,254
Additional paid-in capital	34,316,820	36,393,220	45,192,981
Retained earnings (deficit)	(6,712,578)	(6,712,578)	(6,712,578)

Total stockholders’ equity	27,605,270	29,681,709	38,481,713
Total capitalization	$32,305,137	$34,384,920	$43,184,924

(1) Does not include: (a) shares issuable upon the exercise of the underwriter’s option to purchase up to 364,964 additional shares of common stock,

(2) Does not include: (a) 61,943 shares of our common stock issuable upon exercise of outstanding vested options and (b) 192,419 shares of our common stock issuable upon exercise of other outstanding warrants.

DILUTION

Purchasers of our common stock in this offering will experience an immediate and substantial dilution in the as adjusted net tangible book value of their shares of common stock. Dilution in as adjusted net tangible book value represents the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock immediately after the offering.

The historical net tangible book value of our common stock as of September 30, 2021, was $14,375,131 or $1.48 per share. Historical net tangible book value per share of our common stock represents our total tangible assets (total assets less intangible assets) less total liabilities divided by the number of shares of common stock outstanding as of that date. After giving effect to the sale of 2,433,091 shares in this offering at an assumed offering price of $4.11 per share less estimated underwriting fees and offering expense of $1,200,000.36 for net proceeds of approximately $8,800,003.64, our pro forma as adjusted net tangible book value as of September 30, 2021 would have been $14,173,587 or approximately $1.13 per share of our common stock. This represents an immediate increase in as adjusted pro forma, net tangible book value per share of $0.60 to the existing stockholders and an immediate dilution in as adjusted pro forma net tangible book value per share of ($2.98) to new investors who purchase shares of common stock in the offering. The following table illustrates this per share dilution to new investors:

Public offering price per share		$4.11
Historical net tangible book value per share as of September 30, 2021	$14,375,131
Increase per share attributable to the pro forma adjustments described above	$(0.95)
Pro forma net tangible book value (deficit) per share as of September 30, 2021	$0.53
Increase in pro forma net tangible book value as a result of this offering	$0.60
Dilution in net tangible book value per share to new investors		$2.98

After completion of this offering, our existing stockholders would own approximately 80.6% and our new investors would own approximately 19.4% of the total number of shares of our common stock outstanding after this offering.

To the extent that outstanding options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

Capitalization Table

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	10,109,007	80.6%	36,394,231	80.5%	3.60
New Investors	2,433,091	19.4%]	8,800,004	19.5%	3.62
	12,542,098	100.0%	45,194,235	100.0%	3.60

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MANAGEMENT

The following are our executive officers and directors and their respective ages and positions as of December 28, 2021.

Name	Age	Position
Max Munn	75	Interim Chief Executive Officer, President and Director
John J. Hayman III	51	Interim Chief Operations Officer
Michael Riccio	63	Chief Financial Officer
Joel Kanter	63	Chairman of the Board
Dr. Eugene A. Bauer, M.D.	78	Director
Dr. Alastair Clemow, Ph.D.	69	Director
Dallas C. Hack, M.D	67	Director
Eugene E. Burleson	79	Director

Max Munn is the Interim Chief Executive Officer, President and a director of the Company and is also CEO of Munn Works. Mr. Munn has held this position at Munn Works for over 20 years. Mr. Munn is also Co-chairman of Dieu Donne Inc., a not-for-profit and a leading, world recognized atelier wherein dimensional, handmade paper is utilized in the making of art. Mr. Munn attended MIT from 1961-1966, majored in chemistry and architecture; and received a Bachelor’s of Architecture degree. Mr. Munn also attended Columbia University for post graduate studies from 1966-1968, working toward a Ph.D. in architectural history.

John J. Hayman III is our Interim Chief Operations Officer. Mr. Hayman has over 30 years’ experience in general management, operations, marketing, sales and consulting. From 2002 to 2021 Mr. Hayman was the President and Chief Executive Officer of KES Science & Technology, Inc. Mr. Hayman received a BBA from the University of Georgia in 1992. Mr. Hayman is also a Certified Public Accountant and worked for KPMG Peat Marwick as a Staff/Senior Accountant for 2 years.

 Michael Riccio is our Chief Financial Officer. Mr. Riccio joins Applied UV with more than 25 years of broad experience in leadership roles in corporate and operational finance, including corporate M&A planning and integration. From 2013 to 2021 Mr. Riccio was Chief Financial Officer & Treasurer of Panasonic Corporation of North America. At Panasonic Mr. Riccio lead the finance organization that supports the principal North American subsidiary of Osaka, Japan-based Panasonic Corporation. Prior to Panasonic, Mr. Riccio was the Corporate Accounting Manager for Sealed Air Corporation (SEE on NYSE), and prior to Sealed Air he began his career at CohnReznick, where he was a Senior Auditor. Mr. Riccio is a Certified Public Accountant (CPA) and holds a B.A. in accounting from Rutgers University and an MBA in finance from Rutgers Business School. Mr. Riccio is a member of the American Institute of Certified Public Accountants and the New Jersey Society of Certified Public Accountants.

Joel Kanter is the Chairman of the Board of the Company. Mr. Kanter serves as President of Windy City, Inc., a privately held investment firm, since July 1986. From 1989 to November 1999, Mr. Kanter served as the President, and subsequently as the President and Chief Executive Officer of Walnut Financial Services, Inc., a publicly traded company (Nasdaq: WNUT). Walnut Financial’s primary business focus was the provision of various forms of financing to small business including equity financing to start-up and early stage development companies, bridge financing to small and medium-sized companies, and later stage institutional financing to mature enterprises. Tower Hill Capital bought the Company in 1999 in a transaction valued at approximately $400 million. From 1978 - 1980, Mr. Kanter served as a Legislative Assistant to former Congressman Abner J. Mikva (D-Ill.).  In that position, Mr. Kanter provided support to Congressman Mikva with respect to activities related to his position on the House Judiciary Committee.  In particular, Mr. Kanter was intimately involved in efforts to reform the Federal Criminal Code.  Mikva subsequently became the Chief Judge of the U.S. Court of Appeals for the District of Columbia Circuit, and then served as White House Counsel to President Clinton. From 1980 - 1983, Mr. Kanter served as Special Assistant to the National Association of Attorneys General.  In that position, he represented the interests of the State Attorneys General in Washington, D.C. in the criminal justice and environmental arenas.  Mr. Kanter serves on the Board of Directors of one currently public company, Magna-Labs, Inc., which was formerly involved in the development of a cardiac MRI device. Mr. Kanter also serves on the boards of several private biotechnology companies. Mr. Kanter is a National Association of Corporate Directors “Governance Fellow.” Mr. Kanter is a current Trustee Emeritus and past President of the Board of Trustees of The Langley School in McLean, Virginia, a former Trustee at the Georgetown Day School in Washington, D.C., and a former Trustee of the Union Institute & University, the Country’s first Online University.

We believe that Mr. Kanter is qualified to serve as a member of our board of directors because of his experience as a public company executive, his extensive finance background, his service as a current director of public and private companies, and his knowledge of the industry in which we operate.

Dr. Eugene A. Bauer, M.D. is a Director of the Company. In 2010, Dr. Bauer co-founded Dermira, a publicly traded specialty biopharmaceutical company acquired by Eli Lilly and Company in 2020. Dr. Bauer served as Chief Medical Officer of Dermira, a wholly-owned subsidiary of Lilly, through March 2020. Prior to founding Dermira, Dr. Bauer served as Director, President and Chief Medical Officer of Pelpin, Inc., a publicly traded specialty pharmaceutical company, from 2008 to 2010. Dr. Bauer served as Chief Executive Officer of Neosil, Inc., a specialty pharmaceutical company, from 2004 to 2008, and he co-founded and served as a member of the board of directors at Connetics, a publicly traded specialty pharmaceutical company, from 1990 to 2006. Prior to initiating his career in industry, Dr. Bauer served as Dean of Stanford University School of Medicine from 1995 to 2001 and as Chair of the Department of Dermatology at Stanford University School of Medicine from 1988 to 1995. Dr. Bauer is Professor Emeritus at Stanford University School of Medicine, a position he has held since 2002. Dr. Bauer was a U.S. National Institutes of Health (“NIH”)-funded investigator for 25 years and has served on review groups and Councils for the NIH. Dr. Bauer has served on the boards of directors of a number of public and private companies, including Aevi Genomic Medicine, Inc. (formerly Medgenics, Inc.), First Wave Technologies, Inc., and Kadmon Holdings, Inc. He is member of numerous honorific societies, including the National Academy of Medicine. Dr. Bauer received his B.S. in medicine from Northwestern University and his M.D. from Northwestern University Medical School.

We believe that Dr. Bauer’s background of service on the boards of directors of numerous public pharmaceutical companies and his vast industry experience provides him with the qualifications and skills to serve on our Board.

Dr. Alastair J. Clemow, Ph.D. is a Director of the Company. Dr. Clemow currently serves as Chairman of Ensemble Orthopedics, an early-stage company developing an innovative pyrocarbon finger joint for the treatment for early state osteoarthritis. From 2010 to 2019, Dr. Clemow served as President and Chief Executive Officer of Regentis Biomaterials, a private company developing an innovative material for cartilage repair. He also held positions of president and chief executive officer in a number of companies that he helped found, including Nexgen Spine, Inc., which developed an artificial spinal disc; Gelifex, Inc., which developed an innovative spinal nucleus replacement implant and which was acquired in 2004 by Synthes Spine, Inc.; and Minimally Invasive Surgical Technologies, Inc., which developed a novel series of implants for minimally invasive total knee replacement and which was acquired in 2005 by MAKO Surgical Corp. From 2000 to 2004, Dr. Clemow served as Principal of Tanton Technologies, Inc., an organization that provided strategic and technical assessment of new medical device opportunities for large, mid-cap, and early-stage development companies. From 1981 to 2000, Dr. Clemow held numerous positions with Johnson & Johnson, including Vice President of Worldwide Business Development for Ethicon Endo-Surgery, Inc.; Vice President of New Business Development for Johnson & Johnson Professional, Inc.; and Director of Research and Development of Johnson & Johnson Orthopedics. In those capacities, Dr. Clemow was responsible for acquiring or developing what today represents billions of dollars of Johnson & Johnson revenue. Dr. Clemow serves or has served on the boards of numerous private and public companies including Aevi Genomics; Encore Medical; Echo Healthcare Acquisition Corp.; BioMedical Enterprises, Inc.; and Kinetic Muscles, Inc. He graduated from the University of Surrey with a Bachelor of Science Degree in metallurgy and Ph.D. in metallurgy and earned his MBA degree from Columbia University in New York.

With extensive senior management experience within healthcare companies, including Johnson & Johnson, as well as a member of the boards of numerous public and private companies, we believe that Dr. Clemow is qualified to serve as a member of our Board.

Dallas C. Hack, M.D., M.P.H. is a Director of the Company.

He is board certified in General Preventive Medicine and Public Health and a Fellow in the American College of Military Public Health. He directed trauma research for the military from 2008 to 2014, with responsibility for more than $2 billion in grant funding. He served as Command Surgeon at the strategic level during Operations Enduring Freedom and Iraqi Freedom. He held numerous military medical leadership positions including Commander of the NATO Headquarters Healthcare Facility, and Command Surgeon at the strategic level during Operations Enduring Freedom and Iraqi Freedom. COL(R) Hack received numerous military awards including the Bronze Star, two Legion of Merit awards, and was inducted as a Distinguished Member of the Military Order of Medical Merit. He has a BA from Andrews University (1972), an MPH from Johns Hopkins University (1995), a MD from Loma Linda University (1976), an MSS from the US Army War College (2004), and a CPE from the Certifying Commission in Medical Management (1997). He was recognized as the Distinguished Alumnus of the Year by Loma Linda University in May 2015. Dr. Hack has an appointment from the School of Medicine, University of Pittsburgh as Adjunct Professor of Neurosurgery and from Virginia Commonwealth University as an Associate Clinical Professor, Department of Physical Medicine and Rehabilitation. After retiring from 28 years of military service in 2015, Dr. Hack has worked with numerous biotechs and non-profits to advance medical research and transition the progress to improved clinical practice.

We believe that Dr. Hack is qualified to serve as a member of our Board because of his extensive knowledge of the industry in which we operate.

Eugene E. Burleson is a Director of the Company. He is a private investor and was Chairman of PET DRx Corporation from June 2005 to July 1, 2010, and its Chief Executive Officer from October 2008 until its acquisition by VCA Antech in July 2010. Mr. Burleson was a director of HealthMont Inc. from September 2000 until its acquisition by SunLink in October 2003. Mr. Burleson served as Chairman of the Board of Directors of Mariner Post-Acute Network, Inc. from January 2000 to June 2002. Mr. Burleson also served as Chairman of the Board of Directors of Alterra Healthcare Inc. a developer and operator of assisted living facilities and is on the Board of Deckers Outdoor Corporation Inc. Mr. Burleson served as Chairman of the Board of GranCare Inc. from October 1989 to November 1997. Additionally, Mr. Burleson served as President and Chief Executive Officer of GranCare Inc. from December 1990 to February 1997. Upon completion of the merger of GranCare’s pharmacy operations with Vitalink Pharmacy Services Inc. in February 1997, he became Chief Executive Officer and a Director of Vitalink Pharmacy Services Inc. Mr. Burleson resigned as Chief Executive Officer and Director of Vitalink Pharmacy Services in August 1997. From June 1986 to March 1989, Mr. Burleson served as President, Chief Operating Officer and a Director of American Medical International Inc. (“AMI”), an owner and operator of acute care hospitals. Based in London from May 1981 to June 1986, Mr. Burleson served as Managing Director of AMI’s international operations. Mr. Burleson received his early management training at Eastman Kodak from 1963 to 1974. He graduated from East Tennessee State University with a Bachelor of Science Degree in accounting and earned an MBA degree in 1972.

We believe Mr. Burleson vast business experience provides him with the qualifications and skills to serve on our Board.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information, as of December 28, 2021, with respect to the holdings of (1) each person who is the beneficial owner of more than 5% of Company voting stock, (2) each of our directors, (3) each executive officer, and (4) all of our current directors and executive officers as a group.

Beneficial ownership of the voting stock is determined in accordance with the rules of the SEC and includes any shares of Company voting stock over which a person exercises sole or shared voting or investment power, or of which a person has a right to acquire ownership at any time within 60 days of December 28, 2021. Except as otherwise indicated, we believe that the persons named in this table have sole voting and investment power with respect to all shares of voting stock held by them. Applicable percentage ownership in the following table is based on 10,109,007 shares of common stock issued and outstanding on December 28, 2021, and 12,542,098 shares of common stock after the offering of shares of common stock (excluding shares of common stock, which may be sold upon exercise of the underwriters’ over-allotment option), plus, for each individual, any securities that individual has the right to acquire within 60 days of December 28, 2021.

To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of our common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Unless otherwise noted, the address of each person below is c/o Applied UV, Inc., 150 N. Macquesten Parkway Mount Vernon, New York 10550.

Name of Beneficial Owner	Title	Title of Class	Number of Shares		Percent of Class
Officers and Directors
Max Munn	Interim CEO, President	Common Stock	5,187,065	(1)	51.31%
		Series X Super Voting Preferred Stock	2,000	(2)	100%
John J Hayman III	Interim Chief Operations Officer	Common Stock	203,057		2.01%
Michael Riccio	Chief Financial Officer	Common Stock	—		—
Joel Kanter*	Chairman of the Board	Common Stock	35,500		0.35%
Dr. Eugene A. Bauer, M.D. *	Director	Common Stock	35,000		0.35%
Dr. Alastair Clemow, Ph.D*	Director	Common Stock	35,000		0.35%
Dr. Dallas C. Hack, M.D. *	Director	Common Stock	25,000		0.25%
Eugene E. Burleson*	Director	Common Stock	35,000		0.35%
Officers and Directors as a Group (total of 9 persons)
		Common Stock	5,555,622		54.96%
		Series X Super Voting Preferred Stock	2,000		100%
5% Stockholders
The Munn Family 2020 Irrevocable Trust		Common Stock	5,000,000		49.46%
		Series X Super Voting Preferred Stock	2,000		100%
Fakhruddin Holdings FZC		Common Stock	785,714		7.77%

*Less than 1%.

(1) Includes: (i) 5,000,000 shares which are held in the name of The Munn Family 2020 Irrevocable Trust, for which the spouse of Max Munn is the trustee; (ii) 80,000 shares underlying a warrant issued to Mr. Munn; (iii) 1,000 shares underlying options granted to Mr. Munn as director compensation and (iv) 86,065 vested shares underlying an option granted to Mr. Munn pursuant to his employment agreement. Mr. Munn is a guarantor of a $1,500,000 loan to The Munn Family Trust pursuant to which 4,275,000 shares of Common Stock held by the Munn Family Trust are pledged as collateral.

(2) Each share of Series X Super Voting Preferred Stock is entitled to vote with the Company’s common stock at a rate of 1,000 votes per share. The 2,000 shares of Series X Super Voting Preferred Stock together with the 5,167,065 shares of Common Stock beneficially owned by Mr. Munn provides him with 59.35 % of the total voting power of the Company’s voting stock.

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DESCRIPTION OF SECURITIES

The following description of our securities is only a summary and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our certificate of incorporation and our bylaws.

General

The Company is authorized to issue two classes of stock. The total number of shares of stock which the Company is authorized to issue is 170,000,000 shares of capital stock, consisting of 150,000,000 shares of common stock, $0.0001 par value per share, and 20,000,000 shares of preferred stock, $0.0001 par value per share. On June 17, 2020 we effected a 1 for 5 reverse stock split of the issued and outstanding shares of our common stock. The number of authorized shares of common stock remained at 150,000,000. On June 23, 2020 we effected a 1 for 5 reverse stock split of the issued and outstanding shares of preferred stock. The number of authorized shares of preferred stock remained at 1,000,000.

Common Stock

The holders of our common stock are entitled to the following rights:

Voting Rights. Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors.

Dividend Rights. Subject to limitations under Delaware law and preferences that may apply to any shares of preferred stock that we may decide to issue in the future, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our Board out of funds legally available therefor.

Liquidation Rights. In the event of the liquidation, dissolution or winding up of our business, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Preferred Stock

As of December 28, 2021, 1,250,000 shares of preferred stock have been designated as 10.5% Series Cumulative Perpetual Preferred Stock (“Series A Preferred Stock”) of which 552,000 shares were issued to investors in an underwritten public offering in July of 2021 at a public offering price of $25.00 per share and 10,000 shares of preferred stock have been designated as Series X Super Voting Preferred Stock (“Super Voting Preferred Stock”), of which 2,000 are issued and outstanding and beneficially owned by a trust, the trustee of which is the spouse of our President, Max Munn, and 18,740,000 shares of preferred stock were authorized but remain undesignated and unissued.

Series A Preferred Stock. The following is a summary of the material terms of our Series A Preferred Stock, which is listed on the Nasdaq Capital Market under the trading symbol “AUVIP”:

Ranking. The Series A Preferred Stock, as to dividend rights and rights upon our liquidation, dissolution or winding-up, ranks: (i) senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock; (ii) on parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock; (iii) junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and (iv) effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

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Dividends. Holders of our Series A Preferred Stock are entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 10.5% of the $25.00 liquidation preference per year (equivalent to $2.625 per year), payable monthly in arrears on the 15th day of each month. Dividends on the Series A Preferred Stock accumulate whether or not we are able to pay such dividends under certain of our agreements or even if such dividends are legally restricted or prohibited. We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock) on our common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.

In the event we owe accumulated dividends on our Series A Preferred Stock equal to at least twelve full months of dividends (and sufficient cash or securities have not been deposited with a paying agent for the payment of the accumulated dividends), the number of directors constituting our Board of Directors will be increased by the amount of directors (which we refer to as the “New Preferred Directors”) that when added to the then current number of directors will constitute a majority of the Board of Directors. The term of the New Preferred Directors will last for so long as we are in arrears on our dividends. The ability of the holders of Preferred Stock to elect the New Preferred Directors will also terminate, subject to reinstatement, once we have a dividend payment date on which we are no longer in arrears on our dividends to the extent described above. We established a segregated account that we pre-funded for the first twelve (12) monthly dividend payments.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of our Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00, plus an amount equal to any accumulated and unpaid dividends to the date of payment, before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity securities ranking junior to the Series A Preferred Stock.

Optional Redemption. The Series A Preferred Stock is generally not redeemable prior to July 16, 2022, subject to certain exceptions. On and after July 16, 2022, the first anniversary of July 16, 2021, to but excluding the second anniversary, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $30.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2023, the second anniversary of July 16, 2021, to but excluding the third anniversary, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $28.00 per share, plus any accrued and unpaid dividends. On and after July 16, 2024, the third anniversary of July 16, 2021, to but excluding the fourth anniversary, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $27.00, plus any accrued and unpaid dividends. On and after July 16, 2025, the fourth anniversary of July 16, 2021, to but excluding the fifth anniversary, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $26.00, plus any accrued and unpaid dividends. On and after July 16, 2026, the fifth anniversary of July 16, 2021, the shares of Series A Preferred Stock will be redeemable at our option, in whole or in part, at a redemption price equal to $25.00 per share, plus any accrued and unpaid dividends.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the we will not be prevented from purchasing or acquiring shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series A Preferred Stock.

Special Optional Redemption and Conversion. If the Series A Preferred Stock is no longer listed on Nasdaq or another national exchange and we are no longer subject to the reporting requirements of the Exchange Act or if a change of control of the Company occurs, we may, at our option (i) redeem the Series A Preferred Stock, in whole or in part, at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends or (ii) convert some or all of the Series A Preferred Stock into a number of shares of our common stock based on a formula contained in the Series A Preferred Stock certificate of designations.

Limited Voting Rights. The holders of our Series A Preferred Stock generally have no voting rights, except on matters that materially and adversely affect the rights of the holders of the Series A Preferred Stock.

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Super Voting Preferred Stock. The following is a summary of the material terms of our Super Voting Preferred Stock

Voting Rights. Each share of our Super Voting Preferred Stock entitles its holder to 1,000 votes per share and votes with our common stock as a single class on all matters to be voted or consented upon by the stockholders.

Dividend Rights. The holders of our Super Voting Preferred Stock are not entitled to any dividend rights.

Liquidation Rights. The holders of the Super Voting Preferred Stock are not entitled to any liquidation preference.

Other Matters. The holders of our Series A Preferred Stock have no subscription, redemption or conversion privileges and are not subject to redemption. Our Series A Preferred Stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Super Voting Preferred Stock are fully paid and non-assessable.

Warrants

On April 1, 2020, the Company issued to Max Munn, the Company’s President and a director of the Company, in lieu of paying his salary for 2019, warrants to purchase a total of 80,000 shares of Company common stock at the exercise equal to the greater of $5.00 and the market value per share of the Company’s common stock on the date of issuance. Market value will be determined by an independent valuation company engaged by the Company; provided, however, if on the date of the issuance of the warrant the Company common stock is listed on a national exchange or quoted on an established quotation system, then market value shall equal the closing price of the Company common stock listed on such exchange or quoted on such quotation system on the trading day immediately prior to the date of the grant. The warrant expires five years from the date of issuance.

On July 1, 2020, the Company issued a warrant to Primary Capital LLC, a full service investment banking firm, to purchase 750 shares of Company common stock and a warrant to Robert Nathan, a managing director at Primary Capital, to purchase 4,250 shares of company Common Stock, in each case at a $5.00 per share exercise price in exchange for consulting services related to potential financing opportunities for the Company. Neither Primary Capital nor Robert Nathan is a related party to the Company.

On September 2, 2020, the Company issued a warrant to Network 1 Financial Securities, Inc., the managing underwriter in our initial public offering, to purchase 80,000 shares of Company common stock at an exercise price of $6.25 beginning on March 2, 2021.

Options

On February 18, 2020, the Board approved the quarterly issuance of options to the Board as described above in the section entitled “Management—Director Compensation”. Currently, such options to purchase 1,750 shares issued to the Board are outstanding, 375 of which are vested. No further issuances of these options will be made.

On July 9, 2020, the Board approved the annual issuance of options to purchase 5,000 shares of restricted Common Stock to each member of the MAB and the annual issuance of an option to purchase 10,000 shares of restricted Company common stock to the Chairman of the MAB. The options have an exercise price of $5.00 per share and vest evenly on a quarterly basis over a period of one year. The Company has issued options to purchase 10,000 shares of Company common stock to members of the MAB, none of which are vested.

On March 4, 2021 the Company entered into an Employment Agreement with Max Munn in which Mr. Munn was granted an option to purchase 309,835 shares of common stock at an exercise price of $7.80 per share which vest monthly over a three-year period, commencing on April 1, 2021 (provided that the number of shares underlying the option that vest on the first vesting date shall be multiplied by three).

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S-8 Registration Statement

On May 4, 2020, we adopted the Plan. Under the Plan, the Company may grant nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, and other awards. Awards of up to 600,000 shares of common stock to Company employees, officers, directors, consultants and advisors are available under the Plan. The type of grant, vesting provisions, exercise price and expiration dates are to be established by the Board at the date of grant. Currently, no awards have been granted under the Plan. We may file one or more registration statements on Form S-8 under the Securities Act to register the shares of common stock issued or issuable under our Plan. Any such Form S-8 registration statement will become effective automatically upon filing. Once these shares are registered, they can be sold in the public market upon issuance, subject to Rule 144 limitations applicable to affiliates and vesting restrictions.

 Exclusive Forum

Our Certificate of Incorporation, as amended provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or agent of the Company to the Company or the Company’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Company’s Certificate of Incorporation or the Bylaws, or (d) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. This exclusive forum provision may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors or officers, which may discourage lawsuits against us or our directors or officers. Our Certificate of Incorporation also provides that this choice of forum provision does not apply to claims arising under federal securities laws.

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Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

Transfer Agent and Registrar

The transfer agent and registrar for our common stock will be VStock Transfer, LLC.

Listing

Our common stock is listed on the Nasdaq Capital Market under the symbol “AUVI”.

UNDERWRITING

We are offering our common stock described in this prospectus through the underwriters named below. EF Hutton, division of Benchmark Investments, LLC is acting as the representative of the underwriters in this offering. Subject to the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase the number of our securities set forth opposite its name below.

Underwriter	Number of Shares
EF Hutton, division of Benchmark Investments, LLC
Total

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

We have been advised by the underwriters that they propose to offer our common stock directly to the public at the public offering price set forth on the cover page of this prospectus. Any securities sold by the underwriters to securities dealers will be sold at the public offering price less a selling concession not in excess of up to $[*] per share.

No action has been taken by us or the underwriters that would permit a public offering of the common stock in any jurisdiction outside the United States where action for that purpose is required, including Canada. None of our securities included in this offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any of the securities offering hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to this offering of securities and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the securities in any jurisdiction where that would not be permitted or legal. No sales of our securities under this prospectus will be made to a resident of Canada.

The underwriters have advised us that they do not intend to confirm sales to any account over which they exercise discretionary authority.

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Underwriting Discount and Expenses

The following table summarizes the underwriting discount and commission to be paid to the underwriter by us.

	Per Share (1)	Total Without Over-Allotment	Total with Full Exercise of Overallotment
Public offering price	$	$
Underwriting discount to be paid to the underwriter by us (7.0%) (2)(3)	$	$
Proceeds to us (before expenses)	$	$

(1)	The public offering price and underwriting discount corresponds, in respect of the our Common Stock, a public offering price per share of common stock of $[*] ($[*] net of the underwriting discount).

(2)	We have also agreed to (i) pay the EF Hutton a non-accountable expense allowance of 2.0% of the gross proceeds from the offering and (ii) reimburse the accountable expenses of the underwriters, including legal fees, in this offering, up to a maximum of $125,000

(3)	We have granted a 45-day option to the underwriters to purchase up to 375,000 additional shares of common stock at the assumed public offering price set forth above less the underwriting discounts and commissions solely to cover over-allotments, if any.

We estimate the total expenses payable by us for this offering to be approximately $[*], which amount includes (i) the underwriting discount of $[*] (assuming no exercise of the overallotment option) and (ii) a non-accountable expense allowance of $[*] (assuming no exercise of the overallotment option) and (iii) reimbursement of the accountable expenses of the underwriters of $125,000, including the legal fees of the underwriters and (iv) other estimated company expenses of approximately $200,000 which includes legal accounting printing costs and various fees associated with the registration and listing of the shares.

The securities we are offering are being offered by the underwriters subject to certain conditions specified in the underwriting agreement.

Over-allotment Option

We have granted to the underwriters an option exercisable not later than 45 days after the date of this prospectus to purchase up to a number of additional shares of common stcok equal to 15.0% of the number of shares of common stock sold in the offering at the public offering price listed on the cover of this prospectus, less the underwriting discounts and commissions. The underwriters may exercise the option solely to cover overallotments, if any, made in connection with this offering. If any additional shares of common stock are purchased, the underwriters will offer these shares on the same terms as those on which the other securities are being offered.

Lock-Up Agreements

Pursuant to the underwriting agreement, we have agreed, for a period of 180 days from the closing date of this offering, that we will not, subject to specified exempt issuances, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement (except as forth below) with the SEC relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. Notwithstanding the foregoing, the Company shall be allowed to file and utilize a S-3 registration statement and conduct an offering pursuant to same during the Lock-Up Period.

The representative may in its sole discretion and at any time without notice release some or all of the shares subject to lock-up agreements prior to the expiration of the lock-up period. When determining whether or not to release shares from the lock-up agreements, the representative will consider, among other factors, the security holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time.

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Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Vstock Transfer LLC.

Stabilization, Short Positions and Penalty Bids

The underwriter may engage in syndicate covering transactions stabilizing transactions and penalty bids or purchases for the purpose of pegging, fixing or maintaining the price of our common stock:

•	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. Such a naked short position would be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specific maximum.

•	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These syndicate covering transactions, stabilizing transactions, and penalty bids may have the effect of raising or maintaining the market prices of our securities or preventing or retarding a decline in the market prices of our securities. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Capital Market, in the over-the-counter market or on any other trading market and, if commenced, may be discontinued at any time.

In connection with this offering, the underwriter also may engage in passive market making transactions in our common stock in accordance with Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of the distribution. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for that security. However, if all independent bids are lowered below the passive market maker’s bid that bid must then be lowered when specific purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Neither we, nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of our securities. In addition, neither we nor the underwriter make any representation that the underwriter will engage in these transactions or that any transactions, once commenced will not be discontinued without notice.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that the underwriter may be required to make for these liabilities.

Trading Market

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “AUVI”.

46

EXPERTS

T

The consolidated financial statements Applied UV, Inc., and subsidiaries incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020 have been so incorporated in reliance on the report of Adeptus Partners LLC, an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting. The combined financial statements of KES Science & Technology, Inc. and JJS Technologies, LLC incorporated in the prospectus by reference to our Current Report on Form 8-K/A dated November 12, 2021 and related to the Company’s acquisition of the assets of KES have been so incorporated in reliance on the report of BF Borgers CPA PC, an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Old SAM Partners, LLC, formerly known as Scientific Air Management, LLC incorporated in the prospectus by reference to our Current Report on Form 8-K/A dated November 12, 2021 and related to the Company’s acquisition of the assets of Scientific Air have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, as set forth in their report thereon, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

Certain legal matters with respect to the validity of the securities being offered by this prospectus will be passed upon by Carmel, Milazzo & Feil LLP, New York, New York. Carmel, Milazzo & Feil LLP owns 161,794 shares of the Company’s Common Stock. Lucosky Brookman LLP, Woodbridge, New Jersey, is acting as counsel for the underwriter with respect to the offering.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act of 1933, as amended, with respect to the securities that we are offering under this prospectus. It is important for you to read and consider all of the information contained in the registration statement and you should refer to our registration statement and its exhibits for further information.

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s web site at http://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference our annual report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 30, 2021 as amended by the Form 10-K/A, filed with the SEC on April 26, 2021, our Current Report on Form 8-K, filed with the SEC on February 11, 2021 as amended by the Current Report on Form 8-K/A, filed with the SEC on April 20, 2021, our Current Report on 8-K, filed with the SEC on March 10, 2021, our Current Report on Form 8-K, filed with the SEC on March 30, 2021, our Current Report on Form 8-K, filed with the SEC on April 20, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021, our Current Report on Form 8-K, filed with the SEC on June 17, 2021, our Current Report on Form 8-K, filed with the SEC on July 19, 2021, our Current Report on Form 8-K, filed with the SEC on August 2, 2021, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed with the SEC on August 16, 2021, our Definitive Schedule 14C, filed with the SEC on September 15, 2021, our Current Report on Form 8-K, filed with the SEC on October 4, 2021, as amended by our Current Report on Form 8-K/A, filed with the SEC on November 12, 2021, our Current Report on Form 8-K, filed with the SEC on October 19, 2021, as amended by our Current Report on Form 8-K/A, filed with the SEC on November 12, 2021, our Quarterly Report on Form 10-Q for the quarter ended September 30, 2021, filed with the SEC on November 15, 2021, our Current Report on Form 8-K, filed with the SEC on December 2, 2021, our Current Report on Form 8-K, filed with the SEC on December 10, 2021 and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, until all of the securities are sold.

Any statement contained in a document filed before the date of this prospectus and incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Any information that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of this prospectus and before the termination of the offering described herein will automatically update and supersede the information contained in this prospectus. Notwithstanding the foregoing, we are not incorporating any document or portion thereof or information deemed to have been furnished and not filed in accordance with SEC rule.

We will provide you with a copy of any or all of the information that has been incorporated by reference in this prospectus, without charge, upon written or oral request directed to Applied UV, Inc., 150 N. Macquesten Parkway, Mount Vernon, NY 10550, telephone number (914) 665-6100. You may also access the documents incorporated by reference as described under “Where You Can Find More Information”.

47

Shares of

Common Stock

PROSPECTUS

EF HUTTON
division of Benchmark Investments, LLC

_________, 2021

48

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than the underwriter’s discount and commissions and expenses, all of which will be paid by us. All amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc., or FINRA filing.

Amount
Securities and Exchange Commission registration fee	$1,066
FINRA filing fee	2,225
Accountants’ fees and expenses	$2,500
Legal fees and expenses	$150,000
Printing and engraving expenses	$2,000
Miscellaneous	17,209
Total expenses	$175,000

Item 14. Indemnification of Directors and Officers.

Section 102 of the General Company Law of the State of Delaware (“DGCL”) permits a Company to eliminate the personal liability of directors of a Company to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Company shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a Company has the power to indemnify a director, officer, employee, or agent of the Company, or a person serving at the request of the Company for another Company, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the Company, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted from time to time by the DGCL or any other applicable laws as presently or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Company, by reason of his acting as a director or officer of the Company or any of its subsidiaries (and the Company, in the discretion of the Board of Directors, may so indemnify a person by reason of the fact that he is or was an employee or agent of the Company or any of its subsidiaries or is or was serving at the request of the Company in any other capacity for or on behalf of the Company) against any liability or expense actually and reasonably incurred by such person in respect thereof; provided, however, the Company shall be required to indemnify an officer or director in connection with an action, suit or proceeding (or part thereof) initiated by such person only if (i) such action, suit or proceeding (or part thereof) was authorized by the Board of Directors and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or any rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise.

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If a claim is not paid in full by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where any undertaking required by the By-laws of the Company has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its Board of Directors, legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its Board of Directors, legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. Indemnification shall include payment by the Company of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.*

Set forth below is information regarding shares of Common Stock issued by us since the Company’s inception on February 26, 2019.

(a) Issuance of Capital Stock.

On March 26, 2019 the Company issued 201,250 shares to accredited investors in exchange for 100% of the issued and outstanding Common Stock of SteriLumen, Inc.

On March 27, 2019 the Company issued 1,800,000 shares of Common Stock and 2,000 shares of Super Voting Preferred Stock to an accredited investor in exchange for 100% of the issued and outstanding Series A preferred stock of SteriLumen, Inc.

On July 1, 2019, the Company issued 3,000,000 shares of Common Stock to an accredited investor in exchange for all 100% of the equity interest in MunnWorks, LLC.

On May 12, 2020, the Company issued 50,518 shares of Common Stock to Carmel, Milazzo & Feil LLP as part of compensation for legal services.

On June 10, 2020, the Company issued 51,548 shares of Common Stock to Carmel, Milazzo & Feil LLP as part of compensation for legal services.

Only July 9, 2020, the Company issued 40,000 unvested shares of Common Stock in the aggregate to four newly elected directors. The shares will evenly vest on an annual basis over a period of four (4) years. Currently, 10,000 shares have vested.

On July 9, 2020, the Company issued 37,500 shares of unvested Common Stock to its non-employee directors, which vested on January 1, 2021.

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On July 9, 2020, the Company issued 10,000 unvested shares of Common Stock to the Chairman of the Board. The shares vested on January 1, 2021.

On July 9, 2020, Company issued 15,000 unvested shares of Common Stock in the aggregate to the Chairman of the Audit Committee, the Chairman of the Nominating and Corporate Governance Committee and the Chairman the Compensation Committee. The shares vested on January 1, 2021.

On January 1, 2021 the Company issued in the aggregate 62,500 unvested shares of its Common Stock to its independent directors, which vest on January 1, 2022.

On January 14, 2021 the Company issued 3,320 shares of its Common Stock pursuant to the exercise of a common stock purchase warrant.

On January 25, 2021, the Company issued 3,000 shares of its Common Stock to a consultant as payment for services.

On February 8, the Company issued 1,375,000 shares of its Common Stock to the members of Akida Holdings LLC and one of its former employees in connection with the purchase of substantially all of the assets of Akida Holdings LLC.

On March 5, 2021 the Company issued 185 shares of its Common Stock pursuant to the exercise of a common stock purchase warrant.

On March 12, 2021 the Company issued 13,630 shares of its Common Stock pursuant to the exercise of a common stock purchase warrant.

On May 17, 2021 the Company issued 717 shares of its Common Stock pursuant to the exercise of a common stock purchase warrant.

On May 28, 2021 the Company issued 12,000 shares of its Common Stock to a consultant as payment for services.

On September 28, 2021, the Company issued 300,000 shares of its Common Stock to the members of Kes Science & Technology, Inc. in connection with the purchase of substantially all of the assets of Kes Science & Technology, Inc.

On October 13, 2021, the Company issued 400,000 shares of its Common Stock to the members of Old Sam Partners, LLC (SAM), formerly known as Scientific Air Management, LLC, in connection with the purchase of substantially all of the assets of SAM. 200,000 shares vest immediately, and the balance of 200,000 shares will vest March 31, 2023 if not previously cancelled due to certain EBITDA targets for 2021 and 2022.

The issuance of the capital stock listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(b) Warrants.

On April 1, 2020, the Company issued to Max Munn a warrant to purchase 80,000 shares of the Company’s Common Stock at a per share exercise price equal to $5.00 and the per share market value of the Company’s Common Stock on March 31, 2020.

June 1, 2020, the Company issued two warrants to purchase 5,000 shares of its Common Stock in aggregate, each at a $1.00 per share exercise price.

On September 2, 2020 the Company issued warrants to purchase 80,000 shares of its Common Stock to and at the direction of the underwriter of its initial public offering.

On November 13, 2020 the Company issued warrants to purchase 70,095 shares of its Common Stock to the underwriter of its public offering.

The issuance of the warrant listed above was deemed exempt from registration under Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipient of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(c) Option Grants.

On April 1, 2020, the Company issued 2,000 options (of which 1,250 have been cancelled) to its Board of Directors at an exercise price equal to the greater of $5.00 per share and the per share market value of the Company’s Common Stock on the date of the grant. The options are subject to equal quarterly vesting over a one-year period. On July 1, 2020 we issued an additional 1,000 options to certain Board members. On July 9, 2020, the Board cancelled any further issuance of these quarterly options. 1,750 of these options remain outstanding and are fully vested.

On March 4, 2021, the Company granted an unvested option to purchase 309,836 shares of its Common Stock at an exercise price of $7.80 to Max Munn, its President, pursuant to his employment agreement with the Company. The option vests monthly over a three-year period.

On April 5, 2021 the Company granted an option to purchase 70,000 shares of its Common Stock at an exercise price of $9.66 to Michael Riccio, its Chief Financial Officer, pursuant to his employment offer from the Company. These options were cancelled and reissued on September 28, 2021 at an exercise price of $6.53.

On June 22, 2021 the Company granted options to purchase 88,000 shares of Common Stock at an exercise price of $9.79 to certain of its employees pursuant to the Company’s stock option plan.

On September 23, 2021 the Company granted options to purchase 10,000 shares of Common Stock at an exercise price of $6.74 to certain of its employees pursuant to the Company’s stock option plan.

The options described above were deemed exempt from registration in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder in that the issuance of securities were made to an accredited investor and did not involve a public offering. The recipients of such securities represented its intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

(d) Issuance of Notes.

The Company has not issued any notes.

* All Common Stock share numbers have been adjusted to reflect a 1 for 5 reverse stock split effected by the Company on June 17, 2020.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits: Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

(b) Financial Statement Schedules: All schedules are omitted because the required information is inapplicable or the information is presented in the financial statements and the related notes.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5) That for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by law or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Vernon, State of New York on the 28th  day of December, 2021.

APPLIED UV, INC.

By:
Max Munn
Interim Chief Executive Officer, President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity in Which Signed	Date

/s/ Max Munn	Interim Chief Executive Officer, President and Director	December 28, 2021
Max Munn

/s/ Michael Riccio	Chief Financial Officer (Principal Financial and Accounting officer)	December 28, 2021
Michael Riccio

/s/ Joel Kanter	Chairman of the Board	December 28, 2021
Joel Kanter

/s/ Eugene Bauer	Director	December 28, 2021
Dr. Eugen Bauer

/s/ Alastair Clemow	Director	December 28, 2021
Dr. Alastair Clemow

/s/ Dr. Dallas Hack	Director	December 28, 2021
Dr. Dallas Hack

/s/ Eugene Burleson	Director	December 28, 2021
Eugene Burleson

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EXHIBIT INDEX

1.1*	Underwriting Agreement.
3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.2	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.3	Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.4	Certificate of Designation, Preferences and Rights of Series A Preferred Stock (incorporated by reference to Exhibit 3.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.5	Certificate of Amendment of Certificate of Incorporation filed on June 17, 2020 (incorporated by reference to Exhibit 3.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.6	Certificate of Amendment of Certificate of Incorporation filed on June 23, 2020 (incorporated by reference to Exhibit 3.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.7	Certificate of Amendment of Certificate of Incorporation filed July 14, 2020 (incorporated by reference to Exhibit 3.7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
3.8	Certificate of Amendment to Certificate of Designation of Series A Preferred Stock, filed on June 17, 2021 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed on July 19, 2021).
3.9	Certificate of Designation, Preferences and Rights of 10.5% Series A Cumulative Perpetual Preferred Stock (incorporated by reference to Exhibit 3.9 of the Registrant’s Registration Statement on Form S-1 (File No. 333-257197) filed with the SEC as of June 25, 2021).
3.10	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed on October 7, 2021
3.11	Certificate of Amendment to the Certificate of Designation of Series A Preferred Stock, filed on December 8, 2021
5.1	Opinion of Counsel to the Registrant.
10.1	Exchange Agreement, dated March 26, 2019 among the Registrant, SteriLumen, Inc. and each of the stockholders of SteriLumen, Inc. (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.2	Exchange Agreement, dated March 27, 2019 among the Registrant, SteriLumen, Inc. and Laurie Munn (incorporated by reference to Exhibit 10.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.3	Exchange Agreement, dated July 1, 2019 among the Registrant, Munn Works, LLC and Laurie Munn (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.4	Warrant, dated April 1, 2020 issued to Max Munn (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.5	The Registrant’s 2020 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Registration Statement on Form S-1 (333-239892) filed with the SEC as of July 16, 2020).
10.6	Form of Option Agreement and Grant issued under February 18, 2020 Board Approval (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.7	Agreement, dated April 20, 2020 between Icahn School of Medicine at Mount Sinai and SteriLumen, Inc. (incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.8	Employment Agreement, dated December 1, 2021 between the Registrant and James Alecxih (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed on December 10, 2021).
10.9	Employment Agreement, dated June 30, 2020 between the Registrant and James L. Doyle III (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.10	Common Stock Purchase Warrant, dated July 1, 2020 (incorporated by reference to Exhibit 10.10 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.11	Common Stock Purchase Warrant, dated July 1, 2020 (incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.12	Form of Option issued to Medical Advisory Board members (incorporated by reference to Exhibit 10.12 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
10.13	Asset Purchase Agreement, dated as of February 8, 2021, by and among Applied UV, Inc., SteriLumen, Inc., Akida Holdings LLC, and members of Akida Holdings, LLC. (incorporated by reference to Exhibit 2.1 of the Registrant’s Current Report on Form 8-K filed with the SEC as of February 11, 2021).
10.14	Contract Manufacturing Agreement, dated as of January 1, 2021, by and between KES Science & Technology, Inc. and Akida Holdings LLC.
10.15	Intellectual Property Assignment and License Agreement, dated as of January 1, 2021, by and among KES Science & Technology, Inc., KES Air Technologies, LLC and Akida Holdings LLC.
10.16	Management Services Agreement, dated as of January 1, 2021, by and between KES Science & Technology, Inc. and Akida Holdings LLC.
10.17	Employment Offer to Michael Riccio (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the SEC as of April 20, 2021).
10.18	Employment Agreement, dated June 30, 2020 between the Registrant and Max Munn (incorporated by reference to Exhibit 10.9 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
21.1	List of Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-239892) filed with the SEC as of July 16, 2020).
23.1*	Consent of Adeptus Partners LLC, dated December 23, 2021.
23.2*	Consent of Marcum LLP, dated December 28, 2021.
23.3*	Consent of Assurance Dimensions dated December 23, 2021
23.4*	Consent of BF Borgers CPA PC dated December 28, 2021
23.5	Consent of Counsel to the Registrant (included in Exhibit 5.1).
24.1*	Power of Attorney.

*Previously filed

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